                                                                  Exhibit 4.09

==============================================================================


                          FEDERATED INVESTORS PROGRAM
                               MASTER AGREEMENT



                         Dated as of October 24, 1997

                                     among

                             FEDERATED INVESTORS,
                                  as Parent,

                        FEDERATED FUNDING 1997-1, INC.,
                                  as Seller,

                    FEDERATED INVESTORS MANAGEMENT COMPANY,
                                as Transferor,

                          FEDERATED SECURITIES CORP.,
                                as Distributor,
                      Principal Shareholder Servicer and
                            Program Servicer Agent,

                           WILMINGTON TRUST COMPANY,
                        not in its individual capacity
                      but solely as Owner Trustee of the
                           PLT FINANCE TRUST 1997-1,
                             as Initial Purchaser,

                              PLT FINANCE, L.P.,
                            as Revolving Purchaser,

                        PUTNAM, LOVELL & THORNTON INC.,
                         as Program Administrator, and

                            BANKERS TRUST COMPANY,
                        not in its individual capacity
                  but solely as Funding and Collection Agent,
                    except as otherwise expressly provided

===============================================================================

                                 TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I  RULES OF CONSTRUCTION; DEFINITIONS

    1.01     Rules of Construction.........................................   2
    1.02     Definitions...................................................   2

ARTICLE II  EXECUTION AND DELIVERY OF
             PROGRAM DOCUMENTS

    2.01     Program Documents; Purchase Date..............................   2
    2.02     Execution and Delivery of Transfer
             Agreement.....................................................   2
    2.03     Execution and Delivery of
             Purchase Agreement............................................   3
    2.04     Execution and Delivery of Program
             Collection Agency Agreement...................................   3
    2.05     Execution and Delivery of the Program
             Servicer Agent Agreement......................................   3

ARTICLE III  CONDITIONS PRECEDENT TO THE OBLIGATIONS
             OF THE PARTIES PURSUANT TO THE PROGRAM
             DOCUMENTS

    3.01     Conditions to Obligations of the
             Parties Under the Program Documents...........................   3
    3.02     Conditions Precedent on the Initial
             Purchase Date.................................................   4
    3.03     Conditions Precedent on Each
             Revolving Purchase Date.......................................   8

ARTICLE IV  REPRESENTATIONS AND WARRANTIES

    4.01     Representations and Warranties of
             the Seller, the Transferor, the Parent and
             the Distributor...............................................   8
    4.02     Additional Representations and
             Warranties of the Seller......................................  12
    4.03     Additional Representations and
             Warranties of the Parent......................................  14
    4.04     Additional Representations and
             Warranties of the Distributor.................................  15

    4.05.    Additional Representations and Warranties
             of the Transferor.............................................  16
    4.06     Representations and Warranties of the
             Purchasers....................................................  18

ARTICLE V  COVENANTS

    5.01    Covenants of the Seller, the Transferor,
            the Parent and the Distributor................................  19
    5.02    Additional Covenants of the Seller............................  23
    5.03    Additional Covenants of the Parent............................  23
    5.04    Additional Covenants of the Distributor.......................  28
    5.05    Additional Covenants of the Transferor........................  29

ARTICLE VI  EVENTS OF TERMINATION

    6.01    Events of Termination.........................................  29

ARTICLE VII  THE PROGRAM ADMINISTRATOR

    7.01    Authorization and Action......................................  33
    7.02    Program Administrator's Reliance, Etc.........................  33
    7.03    Rights of the Program Administrator...........................  33

ARTICLE VIII  PARENT'S UNDERTAKINGS
    8.01.   Undertakings; Payment of Damages..............................  34
    8.02.   Agreement Not Affected........................................  34
    8.03.   Waiver of Notice; No Offset;
            No Subrogation................................................  35

ARTICLE IX MISCELLANEOUS

    9.01.   No Waiver; Modifications in Writing...........................  35
    9.02.   Payment.......................................................  35
    9.03.   Notices, Etc..................................................  36
    9.04.   Costs and Expenses; Indemnification...........................  37
    9.05.   Taxes.........................................................  40
    9.06.   Execution in Counterparts.....................................  42
    9.07.   Binding Effect; Assignment....................................  42
    9.08.   Governing Law; Submission to
            Jurisdiction..................................................  42
    9.09.   Severability of Provisions....................................  43
    9.10.   Confidentiality...............................................  43
    9.11.   Intent of Agreement...........................................  43
    9.12.   Continuing Obligations........................................  44
    9.13.   Limited Liability.............................................  44

    9.14.   Merger........................................................  45
    9.15.   Further Acts..................................................  45
    9.16.   Specific Performance; Other Rights
            and Remedies..................................................  45
    9.17.   No Proceedings................................................  46
    9.18.   Additional Funds..............................................  46
    9.19.   Trust Capacity................................................  47

                              SCHEDULES

SCHEDULE I     COMPANIES, FUNDS, SHARES AND RELATED MATTERS
SCHEDULE II    ALLOCATION PROCEDURES
SCHEDULE III   BANKRUPTCY REMOTE COVENANTS
SCHEDULE IV    CONTINGENT DEFERRED SALES CHARGES
SCHEDULE V     SCHEDULE OF TRANSFERABLE NASD CAP
SCHEDULE X     RULES OF CONSTRUCTION; DEFINITIONS

                              EXHIBITS

EXHIBIT A      FORM OF SELLER'S TRANSFER AGREEMENT
EXHIBIT B      FORM OF INITIAL PURCHASE AGREEMENT
EXHIBIT C      FORM OF TRANSFEROR'S TRANSFER AGREEMENT
EXHIBIT D      FORM OF PROGRAM SERVICER AGENT AGREEMENT
EXHIBIT E      FORM OF PROGRAM FUNDING AND COLLECTION
               AGENCY AGREEMENT
EXHIBIT F      FORM OF DISTRIBUTION PLAN
EXHIBIT G      FORM OF DISTRIBUTOR'S CONTRACT
EXHIBIT H      FORM OF PRINCIPAL SHAREHOLDER SERVICER'S
               AGREEMENT
EXHIBIT I      FORM OF SHAREHOLDER SERVICER'S AGREEMENT
EXHIBIT J      FORM OF IRREVOCABLE PAYMENT INSTRUCTION
EXHIBIT K      FORMS OF OPINIONS
EXHIBIT L      FORM OF INVESTOR REPORT
EXHIBIT M      FORM OF ADDITIONAL ELIGIBLE FUND ADDENDUM

                          FEDERATED INVESTORS PROGRAM
                               MASTER AGREEMENT


          THIS FEDERATED INVESTORS PROGRAM MASTER AGREEMENT (this "Agreement"),
                                                                   ---------
dated as of October 24, 1997, among FEDERATED INVESTORS, a Delaware business trust (together with its permitted successors and assigns, the "Parent"), FEDERATED FUNDING 1997-1, INC., a Delaware corporation (together with its permitted successors and assigns, in its capacity as seller hereunder and as beneficial owner of the Initial Purchaser, the "Seller"), FEDERATED INVESTORS MANAGEMENT COMPANY, a Pennsylvania corporation (together with its permitted successors and assigns, the "Transferor"), FEDERATED SECURITIES CORP., a Pennsylvania corporation (together with its permitted successors and assigns, the "Distributor"), WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee of the PLT FINANCE TRUST 1997-1 (together with its permitted successors and assigns, the "Initial Purchaser"), PLT FINANCE, L.P. (together with its permitted successors and assigns, the "Revolving Purchaser" and together with the Initial Purchaser, the "Purchasers"), PUTNAM, LOVELL & THORNTON INC., a Delaware corporation (together with its permitted successors and assigns, the "Program Administrator") and BANKERS TRUST COMPANY, not in its individual capacity but solely as Funding and Collection Agent except as otherwise expressly provided (together with its permitted successors and assigns in such capacity, the "Funding and Collection Agent").


                              W I T N E S S E T H :
                              -------------------

          WHEREAS, the Parent directly or indirectly owns all of the capital stock of the Distributor, the Transferor and the Seller;

          WHEREAS, the Distributor is the originator of certain "Portfolio Assets" as hereinafter defined;

          WHEREAS, the Parent, the Distributor, the Seller, the Transferor and the Purchasers wish to establish a program pursuant to which the Purchasers will acquire certain of the Portfolio Assets in accordance with the terms and conditions set forth herein and in the other "Program Documents," as hereinafter defined;

          WHEREAS, the Purchasers have appointed the Program Administrator to administer the Program;

          WHEREAS, the Purchasers and the Program Administrator have appointed the Funding and Collection Agent to serve as Funding and Collection Agent; and

          WHEREAS, the Purchasers and the Program Administrator wish to appoint the Distributor as Program Servicer Agent in accordance with the terms and conditions set forth herein and in the other Program Documents;

          NOW, THEREFORE, in consideration of the mutual agreements herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

                                   ARTICLE I

                            RULES OF CONSTRUCTION;
                                  DEFINITIONS

          Section 1.01.  Rules of Construction.  The rules of construction set
                         ---------------------
forth in Schedule X hereto shall be applied to this Agreement.

          Section 1.02.  Definitions.  Capitalized terms used herein and not
                         -----------
otherwise defined herein shall have the meanings ascribed thereto in Schedule X attached hereto and by this reference made a part hereof.


                                  ARTICLE II

                  EXECUTION AND DELIVERY OF PROGRAM DOCUMENTS

          Section 2.01.  Program Documents; Purchase Date.  Subject to the terms
                         --------------------------------
and conditions of this Agreement and the other Program Documents, on or before the first scheduled Purchase Date, each of the Parties severally agrees to execute and deliver the other Program Documents to which it is to be a Party. The Parties also agree that the events which are to occur on a Purchase Date shall be deemed to occur simultaneously.

          Section 2.02.  Execution and Delivery of Transfer Agreements.
                         ---------------------------------------------

          (a) On the date hereof, the Distributor and the Transferor shall have executed and delivered the Transferor's Transfer Agreement, and the Transferor and the Seller shall have executed and delivered the Seller's Transfer Agreement.

          (b) Pursuant to the Transferor's Transfer Agreement, the Transferor has acquired all right, title and interest in and to the Portfolio Assets from the Distributor. Pursuant to the Seller's Transfer Agreement, the Seller has acquired all right, title and interest in and to the Portfolio Assets from the Transferor.

          Section 2.03.  Execution and Delivery of Purchase Agreements.
                         ---------------------------------------------

          (a) On the date hereof, the Seller and the Initial Purchaser shall have executed and delivered the Initial Purchase Agreement. It is contemplated that the Seller and the Revolving Purchaser will execute and deliver the Revolving Purchase Agreement promptly hereafter.

          (b) Subject to the terms and conditions set forth herein and pursuant to the Purchase Agreements, the Purchasers shall acquire all right, title and interest in and to the Purchased Portfolio Assets from the Seller.

          Section 2.04.  Execution and Delivery of Program Funding and
                         ---------------------------------------------
Collection Agency Agreement.  On the date hereof, the Purchasers, the Program
---------------------------
Administrator, the Seller, the Distributor, the Transferor and the Funding and Collection Agent shall have executed and delivered the Program Funding and Collection Agency Agreement pursuant to which, among other things, the Funding and Collection Agent shall receive Program Collections on the Portfolio Assets and make distributions in respect thereof.

          Section 2.05.  Execution and Delivery of Program Servicer Agent
                         ------------------------------------------------
Agreement.  On the date hereof, the Distributor, the Purchasers and the Program
---------
Administrator shall have executed and delivered the Program Servicer Agent Agreement pursuant to which the Distributor is appointed Program Servicer Agent.


                                  ARTICLE III

                    CONDITIONS PRECEDENT TO THE OBLIGATIONS
               OF THE PARTIES PURSUANT TO THE PROGRAM DOCUMENTS

          Section 3.01.  Conditions to Obligations of the Parties Under the
                         --------------------------------------------------
Program Documents.  The obligation of each Party to take the actions to be taken
-----------------
by it under the Program Documents on any Purchase Date shall be subject to the fulfillment or waiver on such Purchase Date of the following specified conditions precedent set forth in Section 3.02 or Section 3.03 as applicable (except that the obligation of any Party shall not be subject to such Party's own performance or compliance):

          (a) in the case of the Parent, the Distributor, the Program Servicer Agent, the Transferor and the Seller, the fulfillment to their satisfaction, or waiver by them, of the conditions precedent set forth in clauses (a), (c), (f), (k) and (l) of Section 3.02 or in Section 3.03, as applicable;

          (b) in the case of the Program Administrator, the fulfillment to its satisfaction, or waiver by it, of the conditions precedent set forth in all clauses of Section 3.02 or in Section 3.03, as applicable;

          (c) in the case of each Purchaser, the fulfillment to its satisfaction, or waiver by it, of the conditions precedent set forth in all clauses of Section 3.02 or in Section 3.03, as applicable; and

          (d) in the case of the Funding and Collection Agent, the fulfillment to its satisfaction or waiver by it, of the conditions precedent set forth in clauses (a), (c) through (h), (k), (l) and (r) of Section 3.02 or in
     Section 3.03, as applicable.

          Section 3.02.  Conditions Precedent on the Initial Purchase Date.  The
                         -------------------------------------------------
conditions precedent for each Party as specified in Section 3.01 hereof for the Initial Purchase Date are as follows:

          (a) Program Documents.  The Program Documents shall have been duly
              -----------------
     authorized, executed and delivered by the other Parties thereto, and shall be in full force and effect on such Purchase Date.

          (b) Due Diligence.  The Initial Purchaser and the Program
              -------------
     Administrator shall have completed and be reasonably satisfied with their due diligence review of each Federated Entity, Company and Fund. Such due diligence review may include, without limitation, discussions with rating agencies, review of systems and procedures, review of UCC search reports, and review of books and records.

          (c) Representations and Warranties.  All representations and
              ------------------------------
     warranties of each Party contained in this Agreement and the other Program Documents shall be true and accurate on and as of such Purchase Date as though made on and as of such Purchase Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and accurate on and as of such earlier date).

          (d) Security Documents.  Copies of UCC financing statements and UCC
              ------------------
     search reports, in form and substance acceptable to the Initial Purchaser and the Program Administrator, covering the interests in the Portfolio Assets conveyed by the Distributor to the Transferor pursuant to the Transferor's Transfer Agreement and by the Transferor to the Seller pursuant to the Seller's Transfer Agreement and in the Purchased Portfolio Assets conveyed from the Seller to the Initial Purchaser pursuant to the Initial Purchase Agreement as of such Purchase Date shall have been delivered by the Distributor and the Seller to the Initial Purchaser and evidencing to the satisfaction of the Program Administrator and the Initial Purchaser the conveyance to the Initial Purchaser of an ownership interest therein free and clear of Adverse Claims. Such financing statements shall have been duly filed in all places where, and all other actions shall have been taken which are, in the opinion of counsel for the Program Administrator, necessary or advisable to perfect the interests reflected thereon.

          (e) Approvals.  All Governmental Authorizations, Private
              ---------
     Authorizations and Governmental Filings, if any, on the part of the Parent, the Distributor, the Advisors, the Shareholder Servicer, the Transferor, the Seller, the Funding and Collection Agent, the Companies, the Funds and the Initial Purchaser that are required to be obtained or done in order to permit the execution, delivery and performance by the Parent, the Distributor, the Transferor, the Seller, the Funding and Collection Agent, or the Initial Purchaser, as the case may be, of the Program Documents to which it is a party shall have been duly obtained or delivered.

          (f) Trust Documents.  The other Parties shall have received certified
              ---------------
     copies of (i) evidence that the execution, delivery and performance by the Initial Purchaser of this Agreement and the other Program Documents to which it is a party and any other documents to be executed by or on behalf of the Initial Purchaser in connection with the transactions contemplated hereby or thereby have been duly authorized, (ii) an incumbency certificate of Wilmington Trust Company, as trustee of the Initial Purchaser as to the person or persons authorized to execute and deliver all Program Documents to which the Initial Purchaser is a party with specimen signatures of such persons acting on behalf of the Initial Purchaser and (iii) a copy of the Trust Agreement in respect of the Initial Purchaser.

          (g) Corporate Documents.  The other Parties shall have received (i) a
              -------------------
     copy of the certificate of incorporation or similar organizational document of each of the Seller, the Transferor, the Parent and the Distributor certified by the Secretary of State of the state of organization of such Federated Entity, (ii) the by-laws or similar organizational document of each of the Seller, the Transferor, the Parent and the Distributor and the resolutions of the Board of Directors or governing body of each such Federated Entity duly authorizing the execution, delivery and performance by such Federated Entity of the Program Documents to which it is a party, each certified by a Responsible Officer, (iii) an incumbency certificate of each as to the person or persons authorized to execute and deliver all Program Documents to which each such Federated Entity is a party with specimen signatures of such persons acting on behalf thereof, and (iv) a certificate of good standing of each of the Seller, the Transferor, the Parent and the Distributor issued by the Secretary of State of the state of organization of each such Federated Entity.

          (h) Closing Certificates.  On such Purchase Date, the following
              --------------------
     statements shall be true and each of the Initial Purchaser and the Program Administrator shall have received a certificate of each of the Seller, the Transferor, the Parent and the Distributor certifying as to the accuracy of the following statements as to itself:

                    (i) the representations and warranties by it contained in this Agreement and the other Program Documents to which it is a party are true and accurate on and as of such Purchase Date as though made on and as of the Purchase Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and accurate on and as of such earlier date);

                    (ii) it has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such Purchase Date; and

                   (iii) no event has occurred and is continuing, or will
                         result from the closing of the transactions on such Purchase Date that constitutes an Event of Termination or an event which, with the passage of time or notice or both would constitute an Event of Termination.

          (i)  Distribution Plans, Distributor's Contracts, Principal
               ------------------------------------------------------
     Shareholder Servicer's Agreement and Shareholder Servicer's Agreement.  The
     ---------------------------------------------------------------------
     Program Administrator and the Initial Purchaser shall have received a copy of a certificate of the President or any Vice President of the Parent certifying that a true and complete copy of each of the following documents is attached thereto and has been duly authorized, executed and delivered by each of the parties thereto, and in the case of each Fund, has been approved in the manner required by the Investment Company Act and the rules and regulations adopted thereunder:

                    (i) the Distribution Plan of each Fund relating to the Purchased Portfolio Assets, which shall be substantially in the form of Exhibit F hereto;

                    (ii) the Distributor's Contracts relating to the Portfolio Assets, which shall be substantially in the form of Exhibit G hereto;

                    (iii) the Principal Shareholder Servicer's Agreement
                          relating to the Portfolio Assets, which shall be substantially in the form of Exhibit H hereto; and

                    (iv) the Shareholder Servicer's Agreement relating to the Portfolio Assets, which shall be substantially in the form of Exhibit I hereto.

          (j) Prospectus.  The Program Administrator and the Initial Purchaser
              ----------
     shall have received a copy of a certificate of the President or any Vice President of the Parent certifying that a true and complete copy of the current Prospectus for each Fund is attached and that no change therein has been proposed which if in effect on the Initial Purchase Date would cause the representation of the Parent set forth in Section 4.03(a) to be incorrect.

          (k) Illegality.  No change shall have occurred after the date of
              ----------
     execution and delivery of this Agreement in Applicable Law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it illegal for any Party to execute, deliver and perform the Program Documents to which it is a party and no action or proceeding shall have been instituted nor shall any action or proceeding be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued by any court or governmental agency prior to the Purchase Date, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Program Document or the transactions contemplated hereby or thereby.

          (l) Obligations.  Each obligation to be performed in favor of such
              -----------
     Party by any other Party on or before such Purchase Date pursuant to any Program Document shall have been performed.

          (m) Opinions of Counsel.  Each of the Initial Purchaser and the
              -------------------
     Program Administrator shall have received each of the following opinions addressed to it and dated the Initial Purchase Date (and on which the Investors are entitled to rely):

                    (i) & Worcester LLP, special New York and Sullivan
                        Investment Company Act counsel to the Parent, the Distributor, the Transferor and the Seller, substantially in the form of Exhibit K-1; and

                   (ii) Dickstein, Shapiro, Morin & Oshinsky LLP, special
                        counsel to each Company, substantially in the form of Exhibit K-2.

          (n) Certain Fees and Expenses.  The Parent or the Distributor shall
              -------------------------
     have paid all reasonable fees and expenses of the Initial Purchaser and the Program Administrator (including the reasonable accrued fees and expenses of counsel to the Purchaser and the Program Administrator) then due and payable in accordance herewith.

          (o) Investor Reports.  The Distributor shall have delivered to the
              ----------------
     Initial Purchaser and the Program Administrator any Investor Reports due on or prior to such Purchase Date, which shall be substantially in the form of Exhibit L hereto and otherwise in form and substance reasonably satisfactory to the Initial Purchaser and the Program Administrator.

          (p) Program Collections.  No Company shall be prevented by any
              -------------------
     Authority or by any Applicable Law from paying Program Collections and Related Collections to the Program Collection Account in accordance with the applicable Irrevocable Payment Instruction and no Company shall have so asserted in writing.

          (q) Closing Placement.  The Placement of Placement Securities by the
              -----------------
     Initial Purchaser shall have closed, the net proceeds of which are sufficient pay the Initial Purchase Price for the Purchased Portfolio Assets.

          (r) Other Documents.  The Initial Purchaser and the Program
              ---------------
     Administrator shall have received such other instruments, documents, certificates and opinions as the Initial Purchaser and the Program Administrator may have reasonably requested in order to establish the taking of all appropriate corporate or partnership and other proceedings in connection herewith, the consummation of the transactions contemplated hereby, and compliance with the conditions herein set forth, in connection with the Portfolio Assets relating to any Fund and the Purchase Price payable on the Purchase Date, each such instrument, document, certificate and opinion to be in form and substance reasonably satisfactory to such Party.

          Section 3.03.  Conditions Precedent on Each Revolving Purchase Date.
                         ----------------------------------------------------
The conditions precedent for each Party as specified in Section 3.01 hereof for each Revolving Purchase Date shall be as specified in the Revolving Purchase Agreement.


                              ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

          Section 4.01.  Representations and Warranties of the Seller, the
                         -------------------------------------------------
Transferor, the Parent and the Distributor.  Each of the Seller, the Transferor,
------------------------------------------
the Parent and the Distributor represents and warrants on and as of the date hereof, on and as of each Purchase Date and, as to clause (k) hereof, on the date such information is provided, as to itself and, in the case of the Parent, as to each Federated Entity (other than the Seller, the Transferor and the Distributor), as follows:

          (a) it is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to own and operate its property, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Program Documents to which it is a party, and it is in compliance with all Applicable Law and duly qualified to do business as a foreign corporation or business trust and is in good standing in each jurisdiction in which the nature of its business or the performance of its obligations under this Agreement and the other Program Documents to which it is a party requires such qualification, where the failure to so comply or to be so qualified could reasonably be expected to give rise to an Adverse Effect;

          (b) the execution, delivery and performance by it of this Agreement, the other Program Documents to which it is a party and the other instruments and agreements contemplated hereby or thereby have been duly authorized by all requisite corporate action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy laws and any other similar laws affecting the rights and remedies of creditors generally and by equitable principles;

          (c) neither the execution and delivery of this Agreement, the other Program Documents to which it is a party, or any instrument or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by it (i) will conflict with, or result in a breach or violation of, or constitute a default under, the certificate of its incorporation or by-laws, (ii) will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its properties is bound (or to which any such obligation, agreement or document relates, including any Distributor's Contract, any Principal Shareholder Servicer's Agreement, any Shareholder Servicer's Agreement and any Distribution Plan) where such conflict, breach or violation could reasonably be expected to give rise to an Adverse Effect, (iii) will violate any Applicable Law, the violation of which could reasonably be expected to give rise to an Adverse Effect, (iv) could reasonably be expected to give rise to or permit the creation or imposition of any Adverse Claim upon any Portfolio Assets or any Program Collections or any Related Collections relating to any Fund, or (v) could, in and of themselves, reasonably be expected to give rise to the termination of any Distributor's Contract, any Principal Shareholder Servicer's Agreement, any Shareholder Servicer's Agreement or any Distribution Plan;

          (d) it has obtained all Governmental Authorizations and Private Authorizations, and made all Governmental Filings, necessary for the execution, delivery and performance by it of this Agreement, the other Program Documents to which it is a party and the agreements and instruments contemplated hereby or thereby and no consents which have not been obtained or waivers under any instruments to which it is a party or by which it or any of its properties is bound are required by it to be obtained in connection with the execution, delivery or performance of this Agreement and the other Program Documents, except to the extent the failure to so obtain or make the same could not reasonably be expected to give rise to an Adverse Effect;

          (e) the principal place of business and principal executive office of the Seller, the Transferor and the Distributor, and the place where any and all records concerning the Purchased Portfolio Assets are kept is at their address specified in Section 9.03 (except as otherwise permitted by Section 5.01(o));

          (f) each of its representations and warranties made or deemed made pursuant to the Program Documents is true and accurate (except to the extent that such representations and warranties related solely to an earlier date (in which case such representations and warranties shall be true and accurate as of such earlier date)), and each of the applicable conditions precedent set forth in Article III has been satisfied or waived in writing;

          (g) it is not in default in any of its obligations under this Agreement or any other Program Document to which it is a party which default could reasonably be expected to give rise to an Adverse Effect;

          (h) there are no proceedings or investigations pending, or, to the best of its knowledge, threatened, against it before any Authority (i) asserting the invalidity of this Agreement, any other Program Document to which it is a party or any certificate, document or agreement executed by it in connection herewith or therewith, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Program Document, or (iii) seeking any determination or ruling which, if granted, could reasonably be expected to adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement, any other Program Document to which it is a party or any agreement, certificate or document executed by it in connection herewith or therewith, which in each case, if adversely determined, could otherwise reasonably be expected to give rise to an Adverse Effect;

          (i) it is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act;

          (j) it is not engaged principally or as one of its important activities in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying (x) any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or (y) any margin security within the meaning of Regulation G of the Board of Governors of the Federal Reserve System and no part of the proceeds of the Purchase Price or Transfer Price paid to it, if any, under the Transfer Agreements or the Purchase Agreements will be used to purchase or carry any margin stock or any margin securities, respectively, within the meaning of said regulations (except investments in funds managed by an Affiliate of the Parent in accordance with ordinary business operations) or to extend credit to others for such purpose in a manner which is inconsistent with or a violation of the provisions of said regulations, and it will not hold margin stock or margin securities (including shares in such funds) such that the aggregate current market value (as defined in said regulations) of all thereof shall exceed 25% of the value (as determined by any reasonable method) of its consolidated assets;

          (k) all written information provided by it or by DST Systems, Inc. at its request to the Purchasers, the Program Administrator or any other Person in writing for purposes of or in connection with this Agreement, the other Program Documents to which it is a party or the transactions contemplated hereby or thereby is, and all such information hereafter provided by any such Person to the Purchaser, the Program Administrator or any other Person in writing will be, when taken as a whole, true, correct and complete in all material respects and not misleading;

          (l) Neither it nor any ERISA Affiliate has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code or in a transaction subject to the prohibitions of Section 406 of ERISA, which would subject it or any ERISA Affiliate (after giving effect to any exemption) to the tax or penalty on prohibited transactions imposed by
     Section 4975 of the Code, Section 502 of ERISA or any other liability under ERISA which tax, penalty or other liability would have an Adverse Effect. Neither the transactions contemplated hereby nor the exercise of any of the Purchaser's or the Program Administrator's rights and remedies under any of the Program Documents constitutes a prohibited transaction under ERISA or the Code or otherwise results or will result in the Purchaser or the Program Administrator being a fiduciary or party in interest under ERISA with respect to an ERISA plan or its assets or the Purchased Portfolio Assets or being deemed in violation of Section 404 or Section 406 of ERISA;

          (m) it has filed or caused to be filed all federal, state and local tax returns which are required to be filed (except where such nonfiling could not reasonably be expected to have an Adverse Effect), and paid or caused to be paid all taxes as shown on said returns or any other taxes or assessments payable by it to the extent that such taxes have become due unless the same are being contested in good faith by appropriate proceedings, and in respect of which appropriate reserves have been established and the nonpayment of which could not reasonably be expected to have an Adverse Effect;

          (n) the Purchased Portfolio Assets relating to each Fund constitute Eligible Portfolio Assets;

          (o) no Share of a Fund to which a Purchased Portfolio Asset relates contains any Conversion Feature other than a Permitted Conversion Feature;

          (p) no Share of a Fund taken into account in computing the Purchase Price paid pursuant to the Purchase Agreements entitles the holder thereof to redeem the same in a Free Redemption except in the specific situations set forth in the Prospectus of such Fund as in effect on the date hereof or pursuant to the Systematic Withdrawal Program;

          (q) it is not contemplating the filing of a petition by it under any state or federal bankruptcy or insolvency laws, and it has no Actual Knowledge of any Person contemplating the filing of any such petition against it;

          (r) all financial statements of it and its consolidated subsidiaries delivered to the other Parties fairly present its assets, liabilities and financial condition and income as of the dates thereof and have been prepared in accordance with generally accepted accounting principles consistently applied; as of the date hereof, there exists no equity or long-term investments in, or outstanding advances to, or guaranties of, any Person except such equity, investment, advances, or guaranties reflected in the financial statements or in the footnotes thereto;

          (s) all action necessary or advisable to protect, preserve and perfect the applicable Purchaser's first priority ownership interest in the Purchased Portfolio Assets free and clear of all Adverse Claims has been duly and effectively taken and no security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of such Purchased Portfolio Assets is required to be on file or on record in any jurisdiction, except such as may have been filed, recorded or made as contemplated by this Agreement and the other Program Documents; and

          (t) the factual assumptions set forth in the opinion of Sullivan & Worcester dated as of the Initial Purchase Date on certain bankruptcy matters including "true sale" and "substantive consolidation" issues are true and correct as of such date.

          Section 4.02.  Additional Representations and Warranties of the
                         ------------------------------------------------
Seller.  The Seller represents and warrants, on and as of the date hereof and on
------
and as of each Purchase Date, as follows:

          (a) the Seller was founded solely for the purpose of performing its obligations under the Program Documents and activities incidental thereto, and it has the requisite corporate power and authority and legal right to sell Portfolio Assets relating to each Fund sold on such Purchase Date, and the Program Collections and the Ancillary Rights with respect thereto, to the applicable Purchaser in accordance with the terms of this Agreement and the applicable

     Purchase Agreement and the Seller has duly authorized each such sale to the applicable Purchaser by all necessary action;

          (b) the transfer of Portfolio Assets to the Seller under the Seller's Transfer Agreement and the transfer of Portfolio Assets to the applicable Purchaser under the applicable Purchase Agreement on such Purchase Date each constitutes a valid and complete True Sale of all right, title and interest in and to such Portfolio Assets, as the case may be, free and clear of any Adverse Claim; such transfers have not been made with an intent to hinder, delay or defraud any present or future creditor; each of the Purchase Price and the Transfer Price is fair consideration and of reasonably equivalent value to the Portfolio Assets so transferred; and immediately after the purchase pursuant to the applicable Purchase Agreement the Distributor, the Transferor and the Seller will remain solvent and will have adequate capital for the conduct of its business;

          (c) immediately after the transfer of the Portfolio Assets to the Seller under the Seller's Transfer Agreement and immediately prior to each purchase of the Purchased Portfolio Assets by the applicable Purchaser under the Purchase Agreement on such Purchase Date, (i) no party claiming through the Seller has any right, title or interest in such Portfolio Assets, the Ancillary Rights with respect thereto or the Program Collections in respect thereto, including any payments or proceeds in respect thereto, (ii) the Seller owns such Portfolio Assets, the Ancillary Rights with respect thereto and the Program Collections in respect thereto free and clear of all Adverse Claims or other such restrictions on transfer created by or arising out of the acts or omissions of any Federated Entity, and (iii) such Portfolio Assets, the Ancillary Rights with respect thereto and the right to Program Collections in respect thereto have not been sold, transferred or assigned by the Seller to any other Person;

          (d) this Agreement and the Purchase Agreements and the actions of the Seller required to be taken pursuant to the terms hereof and thereof are and at all times shall be effective to transfer to the applicable Purchaser all of the Seller's right, title and interest in, to and under the Purchased Portfolio Assets free and clear of any Adverse Claim;

          (e) the Seller is not prevented by any Applicable Law from paying the Program Collections directly to the Program Collection Account in accordance with the applicable Irrevocable Payment Instruction;

          (f) the Seller is in full compliance with the Bankruptcy Remote Covenants;

          (g) the Seller has clearly and unambiguously marked all of its books, records and electronic, computer files and master data processing records relating to the Portfolio Assets to indicate the interests of the applicable Purchaser in the Purchased Portfolio Assets;

          (h) giving effect to the transactions contemplated by the Program Documents, the sum of the Seller's assets exceeds and will, immediately following the transactions contemplated hereby, exceed the Seller's total liabilities (including subordinated, unliquidated, disputed and contingent liabilities). The Seller's assets do not and, immediately following the transactions contemplated hereby will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Seller does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of the Seller); and

          (i) the Seller has not used and will not use any tradenames or assumed names other than Federated Funding 1997-1, Inc.

          Section 4.03.  Additional Representations and Warranties of the
                         ------------------------------------------------
Parent.  The Parent represents and warrants on and as of the date hereof and on
------
and as of each Purchase Date, as follows:

          (a) the Parent has delivered to the Purchasers and the Program Administrator a true, correct and complete copy of each Distribution Plan, Distributor's Contract, Principal Shareholder Servicer's Agreement, Shareholder Servicer's Agreement, Advisory Agreement and each Prospectus in effect on the date of this Agreement, each of which is in full force and effect and has not been amended in any manner from the form delivered except: (i) in respects which could not reasonably be expected to give rise to an Adverse Effect or (ii) with the prior written consent of the Program Administrator; and the Fundamental Investment Objectives and Policies relating to each Fund have not been changed in any respect from those set forth in the Prospectus so delivered, except as approved by (1) the board of directors or trustees of such Fund and (2) the shareholders of such Fund;

          (b) each of the Companies and each Advisor is in compliance with the Fundamental Investment Objectives and Policies relating to each Fund;

          (c) each of the Distributor, the Principal Shareholder Servicer, the Program Servicer Agent, the Seller, the Transferor, each Advisor, the Shareholder Servicer, each Company and the Advisory Agreement, Distribution Plan, the Distributor's Contract, the Principal Shareholder Servicer's Agreement, the Shareholder Servicer's Agreement, the Prospectus and the Contingent Deferred Sales Charge arrangements, in each case relating to each Fund, is in compliance in all material respects with Applicable Law, including Rule 12b-1 of the Investment Company Act and the Conduct Rules;

          (d) the Asset Based Sales Charge and Contingent Deferred Sales Charge and Shareholder Servicing Fee arrangements relating to the Shares of each Fund and the payments provided for in, and actually being made pursuant to, the Distribution Plan and the Prospectus for each such Fund are fairly and accurately described in the Distribution Plan and Prospectus relating to such Fund;

          (e) the Parent is the indirect record and beneficial owner of all of the outstanding shares of capital stock of the Seller, the Transferor, the Shareholder Servicer and the Distributor;

          (f) the Distributor is a registered broker-dealer under the Exchange Act, and is a member of the NASD;

          (g) each Advisor is a registered investment adviser under the Investment Advisers Act;

          (h) each Company is registered as an investment company under the Investment Company Act; and

          (i) neither the Seller, the Transferor, the Distributor, any Company nor any Transfer Agent is prevented by any Applicable Law from paying the Program Collections directly to the Program Collection Account in accordance with the applicable Irrevocable Payment Instruction.

          Section 4.04. Additional Representations and Warranties of the
                        ------------------------------------------------
Distributor.  The Distributor represents and warrants, on and as of the date
-----------
hereof and on and as of each Purchase Date, in its capacities as Distributor, Principal Shareholder Servicer and Program Servicer Agent, as follows:

          (a) The Distributor has the requisite corporate power and authority and legal right to sell Portfolio Assets relating to each Fund, and the Program Collections and the Ancillary Rights with respect thereto, to the Transferor in accordance with the terms of the Transferor's Transfer Agreement and the Distributor has duly authorized each such sale to the Transferor by all necessary action;

          (b) the transfer of Portfolio Assets to the Transferor under the Transferor's Transfer Agreement constitutes a valid and complete True Sale to the Transferor of all right, title and interest in and to such Portfolio Assets free and clear of any Adverse Claim; such transfer has not been made with an intent to hinder, delay or defraud any present or future creditor; the Transfer Price for such Portfolio Assets is fair consideration and of reasonably equivalent value to the Portfolio Assets so transferred; and immediately after the purchase pursuant to the Transferor's Transfer Agreement the Distributor will remain solvent and will have adequate capital for the conduct of its business;

          (c) immediately after each transfer of Portfolio Assets to the Transferor under the Transferor's Transfer Agreement and by the Transferor to the Seller under the Seller's Transfer Agreement, and immediately prior to each purchase of Purchased Portfolio Assets by the applicable Purchaser under the applicable Purchase Agreement on such Purchase Date, (i) no party claiming through the Distributor has any right, title or interest in such Portfolio Assets, the Ancillary Rights with respect thereto or the Program Collections in respect thereto, including any payments or proceeds in respect thereto, and (ii) the Seller owns such Portfolio Assets, the Ancillary Rights with respect thereto and the Program Collections in respect thereto free and clear of all Adverse Claims or other such restrictions on transfer created by or arising out of the acts or omissions of the Distributor;

          (d) neither the Distributor (as Distributor, Principal Shareholder Servicer or Program Servicer Agent) nor any Company or Transfer Agent is prevented by any Applicable Law from paying the Program Collections directly to the Program Collection Account in accordance with the applicable Irrevocable Payment Instruction;

          (e) the Distributor is a registered broker-dealer under the Exchange Act, and is a member of the NASD;

          (f) the Distributor has clearly and unambiguously marked its books, records and electronic, computer files and master data processing records relating to the Portfolio Assets to indicate the interests of the Transferor, the Seller and the applicable Purchaser in the Portfolio Assets;

          (g) giving effect to the transactions contemplated by the Program Documents, the sum of the Distributor's assets exceeds and will, immediately following the transactions contemplated hereby, exceed the Distributor's total liabilities (including subordinated, unliquidated, disputed and contingent liabilities). The Distributor's assets do not and, immediately following the transactions contemplated hereby will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Distributor does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of the Distributor); and

          (h) the Distributor has not used and will not use any trade names or assumed names other than Federated Securities Corp.

          Section 4.05.  Additional Representations and Warranties of the
                         ------------------------------------------------
Transferor.  The Transferor represents and warrants, on and as of the date
----------
hereof and on and as of each Purchase Date, as follows:

          (a) the Transferor has the requisite corporate power and authority and legal right to sell Portfolio Assets relating to each Fund, and the Program Collections and the Ancillary Rights with respect thereto, to the Seller in accordance with the terms of the Seller's Transfer Agreement and the Transferor has duly authorized each such sale to the Seller by all necessary action;

          (b) the transfer of Portfolio Assets to the Seller under the Seller's Transfer Agreement and the transfer of Portfolio Assets to the applicable Purchaser under the applicable Purchase Agreement on such Purchase Date each constitutes a valid and complete True Sale of all right, title and interest in and to such Portfolio Assets, as the case may be, free and clear of any Adverse Claim; such transfers have not been made with an intent to hinder, delay or defraud any present or future creditor; each of the Purchase Price and the Transfer Price is fair consideration and of reasonably equivalent value to the Portfolio Assets so transferred; and immediately after the purchase pursuant to the applicable Purchase Agreement the Distributor, the Transferor and the Seller will remain solvent and will have adequate capital for the conduct of its business;

          (c) immediately after the transfer of the Portfolio Assets to the Seller under the Seller's Transfer Agreement and immediately prior to each purchase of the Purchased Portfolio Assets by the applicable Purchaser under the Purchase Agreement on such Purchase Date, (i) no party claiming through the Transferor has any right, title or interest in such Portfolio Assets, the Ancillary Rights with respect thereto or the Program Collections in respect thereto, including any payments or proceeds in respect thereto, (ii) the Seller owns such Portfolio Assets, the Ancillary Rights with respect thereto and the Program Collections in respect thereto free and clear of all Adverse Claims or other such restrictions on transfer created by or arising out of the acts or omissions of any Federated Entity, and (iii) such Portfolio Assets, the Ancillary Rights with respect thereto and the right to Program Collections in respect thereto have not been sold, transferred or assigned by the Transferor to any other Person;

          (d) the Transferor is not prevented by any Applicable Law from paying the Program Collections directly to the Program Collection Account in accordance with the applicable Irrevocable Payment Instruction;

          (e) the Transferor has clearly and unambiguously marked all of its books, records and electronic, computer files and master data processing records relating to the Portfolio Assets to indicate the interests of the applicable Purchaser in the Purchased Portfolio Assets;

          (f) giving effect to the transactions contemplated by the Program Documents, the sum of the Transferor's assets exceeds and will, immediately following the transactions contemplated hereby, exceed the Transferor's total liabilities (including subordinated, unliquidated, disputed and contingent liabilities). The Transferor's assets do not and, immediately following the transactions contemplated hereby will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Transferor does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of the Transferor); and

          (g) the Transferor has not used and will not use any tradenames or assumed names other than Federated Investors Management Company and Federated Disbursing Corp.

          Section 4.06.  Representations and Warranties of the Purchasers.  Each
                         ------------------------------------------------
of the Initial Purchaser and the Revolving Purchaser represents and warrants on and as of the date hereof, and on and as of each Purchase Date on which it purchases Purchased Portfolio Assets, as to itself, as follows:

          (a) it is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to execute and deliver and perform its obligations under this
     Agreement and the other Program Documents to which it is a party, and   it
     is duly qualified to do business as a foreign corporation or business trust and is in good standing in each jurisdiction in which the performance of its obligations under this Agreement and the other Program Documents to which it is a party requires such qualification, where the failure to be so qualified could reasonably be expected to give rise to an Adverse Effect;

          (b) the execution, delivery and performance by it of this Agreement, the other Program Documents to which it is a party and the other instruments and agreements contemplated hereby or thereby have been duly authorized by all requisite trust or partnership, as the case may be, action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy laws and any other similar laws affecting the rights and remedies of creditors generally and by equitable principles;

          (c) neither the execution and delivery of this Agreement, the other Program Documents to which it is a party, or any instrument or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by it (i) will conflict with, or result in a breach or violation of, or constitute a default under, its trust document or partnership agreement, as the case may be, or (ii) will violate any Applicable Law, the violation of which could reasonably be expected to give rise to an Adverse Effect; and

          (d) it has sufficient resources, including its rights under certain funding arrangements and its ability to access the capital markets, to meet its obligations under the Program Documents.


                                   ARTICLE V

                                   COVENANTS

          Section 5.01.  Covenants of the Seller, the Transferor, the Parent and
                         -------------------------------------------------------
the Distributor.  Each of the Seller, the Transferor, the Parent and the
---------------
Distributor covenants and agrees that it shall and, in the case of the Parent, that it shall cause each Federated Entity other than the Seller, the Transferor and the Distributor to:

          (a) (i) preserve and maintain its legal existence and all of its material rights, privileges and franchises, and duly observe and conform to all requirements of Applicable Law relative to it, the conduct of its business or to its properties or assets, (ii) preserve and keep in full force and effect its corporate existence, rights, privileges and franchises, and maintain records of its resolutions or similar actions regarding the transactions contemplated by the Program Documents and (iii) obtain, maintain and keep in full force and effect all Governmental Authorizations and Private Authorizations which are necessary or appropriate to properly carry out the transactions contemplated to be performed by it under this Agreement and the other Program Documents, except in such case where the failure to so observe, conform to, preserve, obtain, maintain or keep in full force and effect could not reasonably be expected to give rise to an Adverse Effect;

          (b) duly fulfill all obligations on its part to be performed under or in connection with this Agreement and the other Program Documents and the agreements and instruments entered into in connection herewith or therewith;

          (c) keep proper books of record and account in accordance with its normal business practice in which full and appropriate entries shall be made of all dealings or transactions in relation to its business and activities and shall (in the case of the Seller, the Transferor and the Distributor) mark its data processing or other records, if any, so as to clearly indicate that the Purchased Portfolio Assets have been sold to the applicable Purchaser;

          (d) promptly deliver to the Program Administrator copies of any amendments or modifications to its certificate of incorporation or by-laws, certified by an authorized officer;

          (e) (i) promptly give written notice to the Program Administrator of the occurrence of any Event of Termination (or event which, with the passage of time or notice, or both, would constitute an Event of Termination), the failure of any conditions precedent set forth in Section
     3.02 or Section 3.03 to be fully satisfied on or immediately prior to the applicable Purchase Date, or any breach of any term or condition of any Program Document, which in each case relates to or is caused by it or any of its Affiliates or the performance of any such Persons under any Program Document, (ii) give written notice to the Program Administrator, promptly after it becomes aware thereof, of any other Event of Termination (or event which with the passage of time, notice or both would constitute such an Event of Termination), or the failure of any other conditions precedent set forth in Section 3.02 or Section 3.03 or any other breach of any terms or conditions of any Program Documents, and (iii) promptly give written notice to the Program Administrator of any litigation or proceedings with respect to it or any of its Affiliates or affecting it, any of its Affiliates or any of their respective assets or properties, which if adversely determined, could reasonably be expected to give rise to an Adverse Effect;

          (f) cause to be paid and discharged all taxes, assessments and other charges or levies of any Authority imposed upon it, or upon any of its income or assets, unless and to the extent that the same shall be contested in good faith by appropriate proceedings which could not reasonably be expected to give rise to an Adverse Effect;

          (g) to the extent obtained or received by it, furnish or cause to be furnished to the Program Administrator a copy of all Private Authorizations and all

     Governmental Authorizations obtained or required to be obtained by it in connection with the transactions contemplated by this Agreement, the Transfer Agreements, the Purchase Agreements and any other Program Documents to which it is a party;

          (h) annually, or more frequently as the Program Administrator may request upon the occurrence and during the continuance of an Event of Termination (or an event which upon the passage of time or notice, or both, would constitute an Event of Termination), (i) cause an independent nationally recognized accounting firm selected by it and reasonably satisfactory to the Program Administrator and the Parent to enter its premises (and each other Person to whom it delegates any of its duties under the Program Documents) and examine and audit the books, records and accounts relating to the Portfolio Assets, the Program Collections in respect thereof and its or such other Person's performance under the Program Documents, (ii) permit such accounting firm to discuss its or such other Person's affairs, finances, accounts and performance under the Program Documents with the officers, partners, employees and accountants of it or such other Person, (iii) cause such accounting firm to provide the Purchasers and the Program Administrator with a certified report in respect of the foregoing, which shall be in form and scope reasonably satisfactory to the Program Administrator and the Purchasers, and (iv) authorize such accounting firm to discuss such affairs, finances, records and accounts with representatives of the Program Administrator or the Purchaser and any Permitted Designee;

          (i) permit and cause each Person to which it delegates any of its duties under the Program Documents to permit the Purchasers, the Program Administrator or any Permitted Designee to, upon reasonable advance notice and during normal business hours, visit and inspect its and such Person's books, records and accounts relating to the Purchased Portfolio Assets, the Program Collections in respect thereto and its performance under the Program Documents and to discuss the foregoing with the officers, partners, employees and accountants of it and such Person, all as often as the Purchasers, the Program Administrator or any such Permitted Designee may reasonably request, all at the cost and expense of the requesting party;

          (j) promptly, at its expense, execute and deliver to the Program Administrator and the Purchasers such further instruments and documents, and take such further action as the Program Administrator or the Purchasers may from time to time reasonably request in order to further carry out the intent and purpose of this Agreement and the other Program Documents and to establish and protect the rights, interests and remedies created, or intended to be created, hereby and thereby, and the protection and perfection of each Purchaser's first priority ownership interest in the Purchased Portfolio Assets free and clear of all Adverse Claims, including, without limitation, the execution, delivery, recordation and filing of financing statements and continuation statements under the UCC of any applicable jurisdiction;

          (k) promptly deliver to the Program Administrator copies of all notices, requests, agreements, amendments, supplements, waivers and other documents received or delivered by it under or with respect to any of the Program Documents;

          (l) in the event that, notwithstanding the Irrevocable Payment Instructions, it shall receive any Program Collections from any Company or Transfer Agent or other Person, promptly upon its receipt of any such Program Collections remit the same to the Funding and Collection Agent for deposit into the Program Collection Account and, until such funds are so deposited into the Program Collection Account, ensure that such amounts are not commingled with any other funds;

          (m) promptly notify the Program Administrator and the Purchasers of any material adverse change with respect to the business, properties (in respect of properties, other than in the ordinary course of its and each Fund's business, as conducted on the date hereof), financial condition or results of operations of it, or, to its knowledge, any Company or Fund since December 31, 1996;

          (n) not permit to exist any Adverse Claims on, or otherwise attempt to transfer any interest in, any Portfolio Assets, any Ancillary Rights in respect thereto, the Program Collections or any interest in any of the foregoing; provided, however, that in the event that the Purchasers shall
                 --------  -------
      not purchase certain Portfolio Assets relating to Shares of any Fund, the Seller may transfer all or a portion of its interest in such Portfolio Assets and the Ancillary Rights with respect thereto to another Person provided each of the following conditions are met: (1) that such Person and the Program Administrator, the Funding and Collection Agent and the Purchasers shall have entered into a mutually satisfactory intercreditor agreement and amendment to the Program Funding and Collection Agency Agreement as contemplated by Section 8.06 thereof, and (2) the Program Administrator, the Funding and Collection Agent and the Purchasers shall have received such certificates and opinions as they may reasonably request in connection therewith all in form, scope and substance reasonably satisfactory to them;

          (o) not (in the case of the Seller, the Transferor and the Distributor) move its principal executive office or the place where it keeps its records concerning the Purchased Portfolio Assets from the offices specified in Section 4.01(e), unless (a) it shall have given to the Program Administrator not less than twenty (20) days prior written notice of its intention to do so, clearly describing the new location and
      (b) it shall have taken such action, satisfactory to the Program Administrator and the Purchasers, to maintain the title or ownership of the Purchasers in the Purchased Portfolio Assets at all times fully perfected and in full force and effect;

          (p) not amend, waive, terminate or otherwise modify the terms of any Irrevocable Payment Instruction or take any action inconsistent with any Irrevocable Payment Instruction;

          (q) not act affirmatively to change its operations in any material manner if at the time of such action, based upon all of the facts and circumstances, it is clear that such change would materially impair the ability of the Seller, the Distributor or the Parent to perform their obligations under the Program Documents;

          (r) not reflect the Purchased Portfolio Assets as being owned by the Seller or any Affiliate of the Seller (except to the extent such treatment is required by a change in GAAP after the date hereof and all appropriate financial statements are footnoted to reflect the sale thereof to the Purchasers); provided that Shareholder Servicing Fees may be reflected as
                   --------
      an asset of the Distributor, the Transferor or the Seller if such treatment is required by GAAP and if all appropriate financial statements are footnoted to reflect the sale thereof to the Purchasers;

          (s) not take any action to cancel, terminate, amend, supplement, modify or waive any of the provisions of the Distributor's Contract, the Principal Shareholder Servicer's Agreement, the Shareholder Servicer's Agreement, the Distribution Plan, the Conversion Features or the Contingent Deferred Sales Charge arrangements applicable to the holders of any Shares of any Fund affecting its rights thereunder (including by way of allowing Free Redemptions in respect of Shares of any Fund under circumstances not required by the Prospectus of such Fund in effect on the date of this Agreement or by the Systematic Withdrawal Program or by allowing Free Redemptions which are not Permitted Free Exchanges), or request, consent or agree to any such cancellation, termination, amendment, supplement, modification or waiver, except with the prior written consent of the Program Administrator, except that it may from time to time waive a Contingent Deferred Sales Charge that becomes payable provided it pays in accordance with the Program Servicing Procedures an amount to the applicable Purchaser equal to the Contingent Deferred Sales Charge to which such Purchaser would have been entitled;

          (t) cause or ensure that all written information provided to the Seller, the Purchasers or the Program Administrator for purposes of or in connection with this Agreement or any other Program Document or the transactions contemplated hereby or thereby by the Parent, Seller, Transferor, Distributor or DST Systems, Inc. at the request of any of the foregoing is, and all such information hereafter provided in writing by any such Person to the Seller, the Purchasers or the Program Administrator will be, when taken as a whole, true, correct, complete in all material respects and not misleading on the date such information is stated or certified; and

          (u) cause and ensure that all actions, which the opinion of Sullivan & Worcester dated as of the Initial Purchase Date on certain bankruptcy matters including "true sale" and "substantive consolidation" assumes will be taken or omitted by it, will be taken or omitted as so assumed.

          Section 5.02.  Additional Covenants of the Seller.  The Seller
                         ----------------------------------
covenants and agrees that it shall:

          (a) use the Purchase Price paid to it on the Purchase Date solely for the purpose of purchasing Portfolio Assets or for reimbursing itself for the purchase price of the Portfolio Assets purchased under the Seller's Transfer Agreement pursuant to and in accordance with the terms of the Seller's Transfer Agreement; and

          (b) comply in all respects with the Bankruptcy Remote Covenants at all times.

          Section 5.03.  Additional Covenants of the Parent.  The Parent
                         ----------------------------------
covenants and agrees that it shall:

          (a) cause the Seller to use the Purchase Price paid to it on any Purchase Date solely for the purpose of purchasing Portfolio Assets or for reimbursing itself for the purchase price of the Portfolio Assets purchased under the Seller's Transfer Agreement pursuant to and in accordance with the terms of the Seller's Transfer Agreement; and cause the Transferor to use the Transfer Price paid to it on any date solely for the purpose of purchasing Portfolio Assets or for reimbursing itself for the purchase price of the Portfolio Assets purchased under the Transferor's Transfer Agreement pursuant to and in accordance with the terms of the Transferor's Transfer Agreement;

          (b) cause each Advisor to manage each applicable Fund in accordance with the Fundamental Investment Objectives and Policies in respect of such Fund as in effect from time to time;

          (c) (consistent with the fiduciary obligations of the Federated Entities to the Funds) use its best efforts, which are commercially reasonable in relation to the consequence to the Purchasers if they are not successful, to maintain the Fundamental Investment Objectives and Policies in respect of any Fund as reflected in the Prospectus of such Fund, except for changes approved by: (i) the board of directors or trustees and (ii) shareholders of each Fund; and, in the event that as a consequence of fiduciary obligations of the Federated Entities to the Funds it cannot resist a proposed change in the Fundamental Investment Objectives and Policies in respect of the Fund, or in the event that despite its best efforts such change will be made, it shall, prior to taking any action inconsistent with the maintenance of such Fundamental Investment Objectives and Policies, or failing to take the action it could otherwise take, or to the effectiveness of such change, as the case may be: (i) notify the Purchasers and the Program Administrator in writing of the nature of such change, and (ii) if applicable, provide certification by a responsible officer that such change is necessary in order to comply with such fiduciary obligations;

          (d) (consistent with the fiduciary obligations of the Federated Entities to the Funds) use its best efforts, which are commercially reasonable in relation to the consequences to the Purchasers if they are not successful, to obtain the approval of the Board of Trustees of each Company in respect of each Fund to: (a) annually re-approve the Distribution Plan, the Distributor's Contract, the Principal Shareholder Servicer's Agreement, and the Shareholder Servicer's

      Agreement relating to each such Fund, if necessary in order to continue payments in respect of the Purchased Portfolio Assets relating to such Fund, and (b) in the event any of the foregoing shall be terminated with respect to any such Fund, to approve a new distribution plan and distributor's contract, principal shareholder servicer's agreement, and the shareholder servicer's agreement in respect of such Fund so as to permit the continued payments in respect of the Purchased Portfolio Assets relating to such Fund as though no such termination had occurred. In the event that as a consequence of fiduciary obligations of the Federated Entities to the Funds, it cannot endeavor to obtain the approval of the Board of Trustees of a Fund to take the actions described in clauses (a) and (b) above, or in the event that despite its efforts such action will not be taken, it shall, prior to taking any action inconsistent with the actions described in clauses (a) and (b) above, or failing to take any action it could otherwise take, or to any termination referred to in clause (b) above: (i) notify the Purchasers and the Program Administrator in writing of the nature of such failure or inability or termination, and
      (ii) provide certification by a Responsible Officer that such failure or inability is required in order to comply with such fiduciary obligations;

          (e) provide prompt written notice to the Purchasers and the Program Administrator of any action by the Board of Directors of any Advisor or the Shareholder Servicer or the Board of Trustees of any Company in respect of any Fund to make any modification, amendment or supplement to, or any waiver of any provisions of, or any termination, of any Distribution Plan, any Distributor's Contract, any Principal Shareholder Servicer's Agreement, any Shareholder Servicer's Agreement, any Advisory Agreement, any Conversion Feature, any Contingent Deferred Sales Charge arrangement, any Fundamental Investment Objectives and Policies of any Company in respect of any Fund, or any modification, amendment, supplement or waiver in the amounts payable or actually being paid thereunder, each as in effect on the date of that agreement, to the extent that any such modification, amendment, supplement or waiver could reasonably be expected to give rise to an Adverse Effect;

          (f) cause each of the Seller, the Transferor and the Distributor, to comply in all respects with their covenants under the Program Documents at all times;

          (g) furnish to the Program Administrator:

          (A) annually within 120 days after the end of each fiscal year audited consolidated financial statements of the Parent and its consolidated subsidiaries prepared in accordance with GAAP for such fiscal year;

          (B) quarterly within 45 days after the end of the first three fiscal quarters of any fiscal year unaudited consolidated financial statements of the Parent and its consolidated subsidiaries prepared in accordance with GAAP for such fiscal quarter;

          (C) such other information as the Program Administrator or the Purchasers may reasonably request and which is reasonably available;

          (h) (consistent with the fiduciary obligations of the Federated Entities to the Funds) not initiate or propose the adoption by any Fund of a plan of liquidation, a plan to dispose of a substantial portion of its assets out of the ordinary course of business (except in connection with a merger expressly authorized by this Agreement) or any other plan of action with similar effect (a "Liquidation Plan"), and use its best efforts, which are commercially reasonable in relation to the consequences to the Purchasers if they are not successful, to cause the board of directors or board of trustees and shareholders of each Fund to avoid adopting any Liquidation Plan, and in any event the Parent shall promptly notify the Program Administrator of any proposed Liquidation Plan by any Fund;

          (i) the Parent will not permit to occur any change in Control of the Parent, the Distributor, the Principal Shareholder Servicer, the Shareholder Servicer or any Advisor unless either:

          (1) in connection with such change in Control:

              (i) either (A) such Distributor, Principal Shareholder Servicer, Shareholder Servicer, Advisor or the Parent shall remain distributor, principal shareholder servicer, shareholder servicer or advisor, as the case may be, for the Funds and the Parent shall remain the ultimate parent of each of the foregoing or (B) if another Person shall be retained to replace any of the foregoing to act as distributor, principal shareholder servicer, shareholder servicer or investment advisor, as the case may be, for the Funds, or as parent, such Person shall (x) meet the requirements of (iii) below with reference to the expertise, experience and capacity applicable to the function it undertakes to perform and (y) have agreed, in respect of periods from and after its retention, to be bound by the undertakings of the Distributor, the Principal Shareholder Servicer, the Shareholder Servicer, the Advisor or the Parent, as the case may be, under the Program Documents and shall have confirmed as of a current date the representations and warranties of the Distributor, the Principal Shareholder Servicer, the Shareholder Servicer, the Advisor or the Parent, as the case may be, except such representations and warranties as expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date);

              (ii) in the case where another Person is retained to replace the Distributor, Principal Shareholder Servicer, Shareholder Servicer or the Advisor to act as distributor, principal shareholder servicer, shareholder servicer or investment advisor, as the case may be, for the Funds, ownership of at least 51% of the voting securities of each of the Persons serving as the distributor, the principal shareholder servicer, the shareholder servicer or investment advisor to the Funds is retained by, or transferred to, a single Person (the "Immediate Parent");

              (iii) in the case where another Person is retained to replace the Distributor, Principal Shareholder Servicer, Shareholder Servicer, Advisor or the Parent to act as distributor, principal shareholder servicer, shareholder servicer, investment advisor or parent, as the case may be, for the Funds, in the reasonable opinion of the Parent, the Immediate Parent, together with its affiliated subsidiaries (including the Immediate Parent and the Persons then serving as distributor, principal shareholder servicer, shareholder servicer and investment advisor to the Funds) in the aggregate, have financial resources and mutual fund management, distribution and investment advisory expertise, experience and capacity immediately after the change in Control sufficient to satisfy the obligations of their counterparts under the Program Documents; and

              (iv) in the case where another Person is retained to replace the Distributor, Principal Shareholder Servicer, Shareholder Servicer or the Advisor to act as distributor, principal shareholder servicer, shareholder servicer or investment advisor, as the case may be, for the Funds, a majority of the Board of Trustees or Board of Directors of the Funds, including a majority who are not "Interested Persons" (as defined by Section 2(a)(19) of the Investment Company Act) shall have either (i) reapproved the Distributor's Contracts, the Principal Shareholder Servicer's Agreements, the Shareholder Servicer's Agreements and any advisory contracts, or (ii) approved substitute agreements substantially identical thereto so that no Adverse Effect could reasonably be expected to result from such substitute agreements; or

          (2) the Program Administrator shall have consented to such change in Control, such consent not to be unreasonably withheld;

          provided, however, that nothing in this Section 5.03(i) shall be
          --------  -------
deemed to restrict the ability of the Parent directly or indirectly to engage in any offering of its capital stock so long as no Person or group of Persons acting in concert (other than Persons who are currently in control of the Parent and any employee benefit plan or related trust of the Parent or any of its Subsidiaries) shall obtain Control of the Parent as a result thereof; and

          (j) ensure that each Transfer Agent's tracking capabilities and/or the Seller's tracking capabilities for each Fund is sufficient to: (i) track the Portfolio Assets and provide the information specified to be in the Investor Reports and (ii) identify and remit Program Collections and Related Collections to the Funding and Collection Agent, and the Parent shall use its best efforts to replace any Transfer Agent which does not maintain such capabilities or in respect of which an event similar to those described in Section 6.01(e) occurs (whether or not the Transfer Agent is a Federated Entity to which Section 6.01(e) applies) within 60 days after becoming aware of such event.

          Section 5.04.  Additional Covenants of the Distributor.  The
                         ---------------------------------------
Distributor covenants and agrees that it shall:

          (a) not reflect the Portfolio Assets or Program Collections in respect thereof as being owned by the Distributor or any Affiliate of the Distributor (except to the extent such treatment is required by a change in GAAP after the date hereof and all appropriate financial statements are footnoted to reflect the sale thereof to the Purchasers); provided that
                                                                --------
      Shareholder Servicing Fees may be reflected as an asset of the Distributor, the Transferor or the Seller if such treatment is required by GAAP and if all appropriate financial statements are footnoted to reflect the sale thereof to the Purchasers;

          (b) promptly upon preparation, deliver to the Program Administrator, copies of the semi-annual unaudited reports and annual audited reports of each Company;

          (c) (consistent with the fiduciary obligations of the Federated Entities to the Funds) use its best efforts, which are commercially reasonable in relation to the consequences to the Purchasers if they are not successful, to obtain the approval of the Board of Trustees of each Company in respect of each Fund to: (a) annually re-approve the Distribution Plan, the Distributor's Contract, the Principal Shareholder Servicer's Agreement, and the Shareholder Servicer's Agreement relating to each such Fund, if necessary in order to continue payments in respect of the Purchased Portfolio Assets relating to such Fund, and (b) in the event any of the foregoing shall be terminated with respect to any such Fund, to approve a new distribution plan and distributor's contract, principal shareholder servicer's agreement, and the shareholder servicer's agreement in respect of such Fund so as to permit the continued payments in respect of the Purchased Portfolio Assets relating to such Fund as though no such termination had occurred. In the event that as a consequence of fiduciary obligations of the Federated Entities to the Funds it cannot endeavor to obtain the approval of the Board of Trustees of a Fund to take the actions described in clauses (a) and (b) above, or in the event that despite its efforts such action will not be taken, it shall, prior to taking any action inconsistent with the actions described in clauses (a) and (b) above, or failing to take any action it could otherwise take, or to any termination referred to in clause (b) above: (i) notify the Purchasers and the Program Administrator in writing of the nature of such failure or inability or termination, and (ii) provide certification by a Responsible Officer that such failure or inability is required in order to comply with such fiduciary obligations;

          (d) provide prompt written notice to the Program Administrator of any action by its Board of Directors or the Board of Directors of any Advisor or the Shareholder Servicer or the Board of Trustees of any Company in respect of any Fund to make any modification, amendment or supplement to, or any waiver of any provisions of, or any termination, of any Distribution Plan, any Distributor's Contract, any Principal Shareholder Servicer's Agreement, any Shareholder Servicer's Agreement any Advisory Agreement, any Conversion Feature, any Contingent Deferred Sales Charge arrangement, or any Fundamental Investment

      Objectives and Policies of any Company in respect of any Fund, or any modification, amendment, supplement or waiver in the amounts payable or actually being paid thereunder, each as in effect on the date of that agreement, to the extent that any such modification, amendment, supplement or waiver could reasonably be expected to give rise to an Adverse Effect;

          (e) deliver to the Program Administrator, promptly after the filing thereof with the SEC, any report on Form N-SAR (or successor form), any Prospectus (including any Form N-1A (or successor form) and any statement of additional information) or any amendment or supplement to any of the foregoing, any proxy statements and all other notices (out of the ordinary course) to shareholders of each Fund, annual reports of each Company and any other filings (out of the ordinary course), made by any Company in respect of each Fund;

          (f) promptly notify the Program Administrator of any material adverse change with respect to the business, properties (in respect of properties, other than in the ordinary course of the Distributor's and each Fund's business, as conducted on the date hereof) or the financial condition or results of operations of the Distributor, or to the Distributor's knowledge, any Company or Fund, since December 31, 1996, including any material change in the sales commission structure relating to any Fund or arrangements, distribution fees, contingent deferred sales charges or exchange privileges for shareholders; and

          (g) keep each Irrevocable Payment Instruction in full force and effect.

          Section 5.05.  Additional Covenants of the Transferor.  The Transferor
                         --------------------------------------
covenants and agrees that it shall:

          (a) use the Transfer Price paid to it on the Purchase Date solely for the purpose of purchasing Portfolio Assets or for reimbursing itself for the purchase price of the Portfolio Assets purchased under the Transferor's Transfer Agreement pursuant to and in accordance with the terms of the Transferor's Transfer Agreement.



                                  ARTICLE VI

                             EVENTS OF TERMINATION

          Section 6.01.  Events of Termination.  If any of the following events
                         ---------------------
(each an "Event of Termination") shall occur:

          (a) the Parent, the Distributor (as Distributor, Principal Shareholder Servicer or as Program Servicer Agent), the Seller, the Transferor, the Shareholder Servicer, any Advisor, any Transfer Agent or any Company or Fund shall fail to make or cause to be made in the manner and when due any payment or deposit to be made or to be caused to be made by it under this Agreement or any of the other Program Documents and such failure shall continue for three (3) Business Days; or

          (b) the Parent, the Distributor (as Distributor, Principal Shareholder Servicer or as Program Servicer Agent), the Seller, the Transferor, the Shareholder Servicer, any Advisor, any Transfer Agent or any Selling Agent, or any Company shall fail to perform or observe any covenant or agreement on its part to be performed or observed under any Program Document (other than those described in clause (a) of this Section 6.01) and such failure could have an Adverse Effect; or

          (c) (i) any representation or warranty made or deemed made by the Parent, the Distributor (as Distributor, Principal Shareholder Servicer or as Program Servicer Agent), the Transferor, the Seller, the Shareholder Servicer (or any of their respective officers) under or in connection with any Program Document (except where such incorrect or misleading representation or warranty could not reasonably be expected to give rise to an Adverse Effect) shall have been incorrect when made or deemed made, or
     (ii) any Investor Report or any other statement, certificate or report delivered by or on behalf of the Parent, the Distributor, the Seller or the Shareholder Servicer in connection with this Agreement, or any other Program Document (except where such incorrect or misleading document or statement could not reasonably be expected to give rise to an Adverse Effect), shall have been false, incorrect or misleading when delivered; or

          (d) the applicable Purchaser shall fail to acquire in a True Sale, or shall cease to have, a 100% undivided ownership interest in any Purchased Portfolio Asset, free and clear of any Adverse Claim; or

          (e) (i) the Seller, the Transferor, the Distributor, the Parent, the Shareholder Servicer, any Advisor, any Transfer Agent which is a Federated Entity, any Company or any Fund or any Significant Affiliate thereof shall generally not pay its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors or in the case of the Distributor the Distributor shall otherwise become "insolvent" within the meaning of SIPA; or (ii) any proceeding shall be instituted by or against the Seller, the Transferor, the Distributor, the Parent, the Shareholder Servicer, any Advisor, any Transfer Agent which is a Federated Entity, any Company, any Fund or any Significant Affiliate thereof seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up reorganization, arrangement, adjustment, protection, relief, or composition of it or its Debts under any Applicable Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days; or (iii) any of the actions sought in any proceeding described in (ii) above (including an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or (iv) the Seller, the Transferor, the Distributor, the Parent, the Shareholder Servicer, any Advisor, any Transfer Agent which is a Federated Entity, any Company, any Fund or any Significant Affiliate thereof shall take any action to authorize any of the actions set forth above in this Section 6.01(e); or

          (f) there shall have occurred any material adverse change in (i) the financial condition or results of operations of the Parent and its consolidated subsidiaries taken as a whole since December 31, 1996; or (ii) the Seller, the Transferor the Shareholder Servicer, the Parent, the Distributor, any Advisor or any Transfer Agent which is a Federated Entity shall fail to make payments when due in respect of Debt aggregating in excess of $5,000,000, provided that the determination of default on such Debt is not being diligently contested in good faith through appropriate proceedings;

          (g) any Distribution Plan, Distributor's Contract, Principal Shareholder Servicer's Agreement, Shareholder Servicer's Agreement, Prospectus, the Conduct Rules, or the Contingent Deferred Sales Charge arrangements applicable to holders of Shares of any Fund or the terms of any Conversion Feature in respect of any Share of any Fund, each as in effect on the date of this Agreement, shall be amended, waived, supplemented or modified, in any manner or by any means (including a change in Applicable Law), which could reasonably be expected to have an Adverse Effect, unless waived by the Program Administrator;

          (h) the Securities Investor Protection Corporation, established under SIPA, shall have applied for a protective decree against the Distributor; or

          (i) the Distributor shall have failed to meet the minimum capital requirements prescribed from time to time by Rule 15c3-1 under the Exchange Act and such failure continues uncured for 10 days after the Distributor obtains knowledge thereof; or

          (j) the SEC shall have modified or terminated Rule 12b-1 of the Investment Company Act or the NASD shall have modified or terminated the Conduct Rules in a manner which could reasonably be expected to give rise to an Adverse Effect; or

          (k) the Distributor shall cease to be registered as a broker/dealer under the Exchange Act and with the NASD or the NASD suspends the Distributor's membership or registration; or

          (l) any Company or any Transfer Agent shall, without the written consent of the Program Administrator, fail to withhold from redemption proceeds paid to any holder of a Share any Contingent Deferred Sales Charges required to be withheld and remit such funds to the Program Collection Account in accordance with any Irrevocable Payment Instruction, or shall be prevented by any Authority or by any Applicable Law from doing so or any Company or any Transfer Agent shall so assert in writing; or

          (m) any Company shall be required by any Authority or any Applicable Law to cease or suspend the sale of Shares of any Fund under circumstances that could reasonably be expected to result in an Adverse Effect; or

          (n) any Company in respect of itself or any Fund shall propose or effect a merger or other combination with another Person not constituting a Fund if, in the reasonable judgment of the Program Administrator, the amount of the potential unrealized Program Collections from such Fund is material; or

          (o) as of any Calculation Date the NAV Decline Ratio (adjusted for stock splits, capital gains and annual and quarterly income distributions) from the end of the immediately preceding calendar month shall be twenty-five percent (25%) or more; or

          (p) the applicable Advisor shall cease to act as the investment advisor of any Fund under the applicable Advisory Agreement; or

          (q) aggregate Free Redemptions result in the occurrence of the Redemption Threshold Date;

then in respect of any occurrence of any such event, the Program Administrator may in respect of each such occurrence, by notice to the Seller declare the Revolving Purchase Termination Date to have occurred (in which case the Revolving Purchase Termination Date shall be deemed to have occurred); provided,
                                                                       --------
that, upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (e) or (h) of this Section 6.01, the Revolving Purchase Termination Date shall be deemed to have automatically occurred.


                                  ARTICLE VII

                           THE PROGRAM ADMINISTRATOR

          Section 7.01.  Authorization and Action.  (A) Each Purchaser hereby
                         ------------------------
irrevocably appoints and authorizes the Program Administrator to take such action as agent on its behalf and to exercise such powers under this Agreement, and the other Program Documents as are delegated to the Program Administrator by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other Program Documents, the Program Administrator shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of such Purchaser; provided,
                                                                 --------
however, that the Program Administrator shall not be required to take any action
-------
which exposes the Program Administrator to personal liability or which is contrary to this Agreement, the other Program Documents or Applicable Law.

          Section 7.02.  Program Administrator Reliance, Etc.  Neither the
                         -----------------------------------
Program Administrator nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Program Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Program Administrator: (i) may consult with legal counsel (including counsel for the

Seller, the Parent, the Distributor, the Servicer or any Advisor or Transfer Agent), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any of the other parties to this Agreement and shall not be responsible to any of the other parties to this Agreement for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Program Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Program Documents on the part of any of the other parties to this Agreement or to inspect the property (including the books and records) of any of the other parties to this Agreement; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Program Documents or any other instrument or document furnished pursuant hereto or thereto in respect of any Person other than the Program Administrator; and (v) shall incur no liability under or in respect of this Agreement or any other Program Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          Section 7.03.  Rights of the Program Administrator.  Each Federated
                         -----------------------------------
Entity hereby agrees that the Program Administrator is hereby authorized to (i) upon the occurrence of any Event of Termination (or event which with the passage of time or notice, or both, would constitute an Event of Termination) which relates to the Seller, the Shareholder Servicer, the Parent, the Distributor, or any other Federated Entity, or (ii) at any time that the Program Administrator in its sole discretion believes that the event contemplated in Section 6.01(e),
(f) or (h) could occur in respect of the Seller, the Shareholder Servicer, the Parent, the Distributor or any other Federated Entity, deliver an Allocation Notice to the Funding and Collection Agent.


                                 ARTICLE VIII

                             PARENT'S UNDERTAKINGS

          Section 8.01.  Undertakings; Payment of Damages.  The Parent hereby
                         --------------------------------
irrevocably and unconditionally agrees and guarantees for the benefit of each Purchaser, the Program Administrator, the Indenture Trustee and each Indemnified Party to cause the Seller, the Transferor, the Shareholder Servicer, the Distributor (as Distributor, Principal Shareholder Servicer and Program Servicer Agent) and each other Federated Entity to perform and punctually and completely carry out each and every agreement, covenant or undertaking of the Seller, the Transferor, the Shareholder Servicer, the Distributor (as Distributor, Principal Shareholder Servicer and Program Servicer Agent) and each other Federated Entity under this Agreement and each other Program Document in accordance with the terms thereof, notwithstanding that the Seller, the Transferor, the Shareholder Servicer, the Distributor (as Distributor, Principal Shareholder Servicer or Program Servicer Agent), or other Federated Entity fails to fully perform any such agreements, covenants and undertakings for any reason, including liquidation, insolvency, dissolution, receivership, bankruptcy, assignment for the benefit of creditors, reorganization, composition, adjustment, legal limitations, court order, disability, incapacity, invalidity, unenforceability, defense, offset or counterclaim. Each of the Parent, the Distributor and the Transferor further covenants and agrees that it shall, and the Parent shall cause Federated Investors Inc., a Pennsylvania corporation, and FII Holdings Inc., a Delaware corporation, to, (i) comply at all times with items 1, 2, 4 through 7, 11, 12, 14 and 15 of the Bankruptcy Remote Covenants in all respects, (ii) not commingle assets with Seller and (iii) maintain an arm's-length relationship with Seller, (iv) note the separate legal existence and financial condition of the Seller in any consolidated financial statements which include the Seller and (v) maintain adequate capital in light of its contemplated business operation.

          Section 8.02.  Agreement Not Affected.  The Purchasers and the Program
                         ----------------------
Administrator may proceed to exercise any right or remedy which it might have pursuant to this Article VIII or Applicable Law without regard to any actions or omissions of the Purchasers, the Program Administrator or any other Person. The validity of this Article VIII shall not be affected by any action or inaction which may be taken under or in respect of any Program Document. The Purchasers and the Program Administrator at its option may proceed in the first instance against the Parent to obtain a remedy under any Program Document in the amount and in the manner set forth in such Program Document, without being obliged to resort first to any claim or action against the Seller, the Transferor, the Shareholder Servicer, the Distributor (as Distributor, Principal Shareholder Servicer or Program Servicer Agent) or any other Federated Entity.

          Section 8.03.  Waiver of Notice; No Offset; No Subrogation.  The
                         -------------------------------------------
Parent hereby waives any and all notices or demands to which it may otherwise be entitled in connection with the pursuit of any remedy hereunder, under any other Program Document or, to the extent permitted under Applicable Law; provided,
                                                                   --------
that this sentence shall not constitute a waiver on behalf of the Seller, the Transferor, the Shareholder Servicer, the Distributor (as Distributor, Principal Shareholder Servicer or Program Servicer Agent) or any other Federated Entity of any notice or demand to which the Seller, the Transferor, the Shareholder Servicer, the Distributor (as Distributor, Principal Shareholder Servicer or Program Servicer Agent), or any other Federated Entity is entitled under the Program Documents. The obligations of the Parent under this Article VIII shall not be subject to any defense, counterclaim or right of offset which the Parent, the Seller, the Transferor, the Shareholder Servicer, the Distributor (as Distributor, Principal Shareholder Servicer or Program Servicer Agent), or any other Person has or may have against any Purchaser, the Program Administrator, any Indemnified Party or any other Person, whether in respect of this Agreement, any other Program Document, any Purchased Portfolio Assets or otherwise, but nothing herein shall limit the right of the Parent to pursue any claim in a separate action.


                                  ARTICLE IX

                                 MISCELLANEOUS

          Section 9.01.  No Waiver; Modifications in Writing.  No failure or
                         -----------------------------------
delay on the part of the Program Administrator or any Purchaser or any Indemnified Party exercising any right, power or remedy hereunder or under any other Program Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Program Administrator and the Purchasers, at law or in equity. No amendment, modification, supplement, termination or waiver of this Agreement or any other Program Document shall be effective unless the same shall be in writing and signed by the parties thereto. Any waiver of any provision of this Agreement, and any consent to any departure by any party to this Agreement or any other Program Document from the terms of any provision of this Agreement or any other Program Document, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any party to this Agreement or any other Program Document in any case shall entitle a Federated Entity to any other or further notice or demand in similar or other circumstances.

          Section 9.02.  Payment.  Unless otherwise provided herein, whenever
                         -------
any payment to be made hereunder or under any other Program Document shall be due on a non-Business Day, such payment shall be made on the next succeeding Business Day. All amounts owing and payable to the Purchaser, the Program Administrator or any Indemnified Party under this Agreement or under any other Program Document shall be paid in immediately available funds without counterclaim, setoff, deduction, defense, abatement, suspension or deferment, but nothing herein shall limit the right of the Seller, the Parent or the Distributor to pursue any claim in a separate action. Each of the Seller, the Parent and the Distributor hereby agrees to pay interest on any amounts payable by it under this Agreement or under any other Program Document, which shall not be paid in full when due, for the period commencing on the due date thereof until, but not including, the date the same is paid in full at the Post-Default Rate. For purposes of calculating the Post-Default Rate interest, any amount received by or on behalf of the Purchasers, the Program Administrator or any Indemnified Party after the close of the Fedwire shall be deemed to have been received on the next succeeding Business Day.

          Section 9.03.  Notices, Etc.  (a) All notices, demands, instructions
                         ------------
and other communications required or permitted to be given to or made upon any party hereto or to any other Program Document shall be in writing and shall be personally delivered or sent by first-class, registered, certified or express mail, postage prepaid, or by prepaid telegram (with messenger delivery specified in the case of a telegram), or by telecopier, or by prepaid courier service. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 9.03, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto or to the other Program Documents at their respective addresses (or to their respective telecopier numbers) indicated below:

          If to the Initial Purchaser:

                        PLT Finance Trust 1997-1
                        c/o Wilmington Trust Company
                        Rodney Square North
                        1100 North Market Street
                        Wilmington, Delaware  19890-0001
                        Attention:  Corporate Trust
                                Administration
                        Facsimile No.:  (302) 651-8882

          If to the Revolving Purchaser:

                        PLT Finance, L.P.
                        19 Fulton Street, 5th Floor
                        South Street Seaport
                        New York, New York  10038
                        Attention:  Vice President
                        Facsimile No.:  (212) 233-0829

          If to the Program Administrator:

                        Putnam, Lovell & Thornton Inc.
                        19 Fulton Street, 5th Floor
                        South Street Seaport
                        New York, New York  10038
                        Attention:  Vice President
                        Facsimile No.:  (212) 233-0829

          If to the Parent, the Seller, the Transferor or the Distributor:

                        Federated Investors
                        Federated Investors Tower
                        1001 Liberty Avenue
                        Pittsburgh, Pennsylvania  15222-3779
                        Attention:  Raymond J. Hanley
                        Facsimile No.:  (412) 288-7046

          If to the Funding and Collection Agent:

                        Bankers Trust Company
                        Four Albany Street
                        New York, New York  10006
                        Attention:  Corporate Trust and
                           Agency Group-Structured Finance
                        Facsimile No.:  212-250-6439

          (b) All notices, demands, consents, requests and other communications to be sent or delivered hereunder or under any other Program Document shall be deemed to be given or become effective for all purposes of this Agreement or of such Program Document as follows: (a) when delivered in person, when given; (b) when sent by mail, when received by the Person to whom it is given, unless it is mailed by registered, certified or express mail, in which case it shall be deemed given or effective on the earlier of the date of receipt or refusal; and
(c) when sent by telegram, telecopy or other form of rapid transmission shall be deemed to be given or effective when receipt of such transmission is acknowledged, electronically or otherwise.

          Section 9.04.  Costs and Expenses; Indemnification.  (a) Regardless of
                         -----------------------------------
whether or not any of the transactions contemplated hereby are actually consummated, the

Parent agrees to pay promptly on demand to the other Parties hereto (other than any other Federated Entity) (i) all reasonable costs and expenses in connection with the preparation, review, negotiation, reproduction, execution, delivery, administration and any modification, amendment and waiver of this Agreement and the other Program Documents, (ii) all costs and expenses incurred in connection with the enforcement of, or preservation of, any rights under this Agreement and the other Program Documents, (iii) all actuarial fees, UCC filing fees and periodic auditing expenses in connection with the transactions contemplated by this Agreement and the other Program Documents, and (iv) all reasonable fees and disbursements of counsel in connection with the foregoing.

          (b) Indemnification.  The Parent agrees to indemnify and hold harmless
              ---------------
the Purchasers, the Program Administrator, the Funding and Collection Agent, the Placement Agent, and each of their respective Investors, Affiliates and the respective officers, directors, employees, trustees, agents, advisors, and any Person controlling any of the foregoing (each, an "Indemnified Party") from and against any and all damages, losses, liabilities, expenses, obligations, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel) (collectively the "Liabilities") that are incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (and regardless of whether or not any such transactions are consummated) any of the transactions contemplated by the Program Documents, including without limitation, any one or more of following:

          (i) any failure or alleged (by Persons other than the Indemnified Party) failure by any Federated Entity to perform any of its obligations, covenants, or agreement contained in any Program Document to which it is a party promptly and fully;

          (ii) any representation or warranty made or deemed made by any Federated Entity contained in any Program Document or in any certificate, written statement or report delivered by or on behalf of any such Person in connection herewith or therewith is, or is alleged (by Persons other than the Indemnified Party) to have been false or misleading in any respect when made;

          (iii) any failure by any Federated Entity to comply promptly and fully with any Applicable Law or any contractual obligation binding upon it;

          (iv) any proceeding by or against any Federated Entity seeking to adjudicate such Person, bankrupt or insolvent, or seeking liquidation, winding up, administration, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or the debts of such Person under any law relating to bankruptcy, insolvency, liquidation, administrative, reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, administrator, liquidator, or other similar official for such Person or for a substantial part of such Person's property; and

          (v) preparation for a defense of, any investigation, litigation or proceeding arising out of any of the transactions, events or circumstances described above.

provided, however, that the Parent shall not be required to indemnify any
--------  -------
Indemnified Party in respect of any Liability to the extent such Liability (A) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from such Indemnified Party's gross negligence or willful misconduct, or (B) arises out of the Purchased Portfolio Assets proving to be uncollectible, except to the extent that such uncollectibility is attributable to what would not have occurred but for any one or more of the events described in clauses (i) through (v) above, or
(C) arises out of a subsequent sale or assignment of any Purchased Portfolio Assets by any Purchaser and is not attributable to, or would not have accrued but for, one or more of the events or circumstances described in clauses (i) through (v) above; and provided, further that the Parent shall be required to
                       --------  -------
indemnify Wilmington Trust Company only if and to the extent that the Seller, as Beneficial Owner, is required to indemnify Wilmington Trust Company under the Trust Agreement.

          (c) Unless the Parent shall have assumed responsibility for contesting a Liability as provided in the next sentence, the Program Administrator and the Purchasers may, but shall have no obligation to, contest, settle or compromise such Liability. The Parent may pursue, at its sole cost and expense, such lawful rights as are available at law to contest any Liability asserted against the Purchasers or the Program Administrator provided: (i) the Parent has assumed responsibility for such contest and conceded in writing its responsibility to indemnify the Indemnified Party, in accordance with this Section, for the full amount of such Liability; (ii) such contest is conducted in a manner which does not result in a Lien on the Portfolio Assets and, if the manner of contest does not defer the obligation to pay the Liability, the Parent shall pay such Liability when due, subject to the right to recover such Liability if the contest is successful, (iii) the Parent shall have provided to the Indemnified Party such undertakings as the Indemnified Party shall request, in form and substance satisfactory to the Indemnified Party whereby the Parent agrees to hold the Indemnified Party harmless from any and all liabilities, costs and expenses which may arise as a consequence of such contest; (iv) the Parent shall have furnished the Indemnified Party with an opinion, in form and scope reasonably satisfactory to the Indemnified Party that there is a meritorious basis for such contest; (v) the contest of such Liability may be conducted in a manner which does not affect the liability of the Indemnified Party, for any liability not indemnified by the Parent; (vi) the contest of such Liability can be separated from any contest of any other liability in respect of which the Parent has not indemnified the Indemnified Party, without prejudicing the Indemnified Party's ability to deal with or otherwise contest such other liability; and (vii) the Indemnified Party has not waived its right to indemnification by the Parent in respect of such Liability. The Parent shall keep the Indemnified Party fully advised on a current basis concerning any such contest, and, without limiting the foregoing: (a) the Parent shall give the Indemnified Party reasonable notice of and a reasonable opportunity to be present in person or by counsel at any proceeding in connection therewith; (b) the Parent shall give the Indemnified Party notice of any proposed filings or papers to be served or filed by the Parent in connection with any such proceedings and a reasonable opportunity to comment upon them; and (c) the Parent shall promptly supply the Indemnified Party with copies of any filings or papers served upon the Parent in connection with such proceedings; it being understood that the Indemnified Party shall bear its own costs incurred in connection with any participation by the Indemnified Party or its counsel in the contest as contemplated by this sentence.

          (d) Without prejudice to the survival of any other agreement of the Parent, hereunder, the agreement and obligations of the Parent contained in this
Section 9.04 and of the Parent in Article VIII shall survive the termination of this Agreement.


          Section 9.05.  Taxes.  (a)  Any and all payments by any Federated
                         -----
Entity, any Transfer Agent, any Company or any Fund under this Agreement, any Irrevocable Payment Instrument or any other Program Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, taxes imposed on the recipient's income, and
                 ---------
franchise taxes imposed on the recipient, by (i) the United States federal government, (ii) the jurisdiction under the laws of which the recipient is organized or any political subdivision thereof, (iii) the jurisdiction in which is located the principal executive office of the recipient or any political subdivision thereof or (iv) any other jurisdiction which asserts the authority to impose such tax on the basis of contacts the recipient maintains with such jurisdiction other than the contacts arising out of the transactions contemplated hereby (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Federated Entity, any Transfer Agent, any Company or any Fund shall be required by Applicable Law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Program Document, (i) the sum payable hereunder or thereunder shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.05) the recipient receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Federated Entity, Transfer Agent, Company or Fund shall make such deductions and
(iii) such Federated Entity, Transfer Agent, Company or Fund shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

          (b) In addition, the Parent agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any transfer of Portfolio Assets in connection herewith or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Program Document (hereinafter referred to as "Other Taxes").

          (c) The Parent will indemnify the Program Administrator and the Purchasers for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 9.05) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, so long as there is a reasonable basis for the assertion of such Taxes or Other Taxes. This indemnification shall be made within 30 days from the date the Program Administrator or the Purchaser makes written demand therefor to the Parent. The Purchasers and the Program Administrator shall endeavor to avoid or reduce any Taxes or Other Taxes subject to the foregoing indemnity; provided that they shall not be required to take any
                            --------
action which, in their sole judgment, may subject them to any adverse effect.

          (d) Within thirty (30) days after the date of any payment of Taxes, the Parent will furnish to the Purchasers and the Program Administrator the original or a certified copy of a receipt evidencing payment thereof.

          (e) In the event the Parent, shall pay a Tax or Other Tax pursuant to this Section 9.05 and all or a portion of such Tax or Other Tax previously paid by the Parent is later refunded by the applicable taxing Authority the recipient of such refund shall pay to the Parent, the portion of such refund which relates to the amount previously paid by the Parent.

          (f) Unless the Parent shall have assumed responsibility for contesting a Tax or Other Tax described in paragraph (c) of this Section 9.05 as provided in the next sentence, the Program Administrator and the Purchasers may, but shall have no obligation to, contest, settle or compromise such Tax or Other Tax. The Parent may pursue, at its sole cost and expense, such lawful rights as are available at law to contest any Tax or Other Tax asserted against the Purchasers or the Program Administrator provided: (i) the Parent has assumed responsibility for such contest and conceded in writing its responsibility to indemnify such Purchaser or the Program Administrator, as the case may be, in accordance with this Section, for the full amount of such Tax or Other Tax; (ii) such contest is conducted in a manner which does not result in a Lien on the Portfolio Assets and, if the manner of contest does not defer the obligation to pay the Tax or Other Tax, the Parent shall pay such Tax or Other Tax when due, subject to the right to recover such Tax or Other Tax if the contest is successful, (iii) to the extent not covered by Section 9.04(b), the Parent shall have provided to such Purchaser or the Program Administrator, as the case may be, such undertakings as such Purchaser or the Program Administrator, as the case may be, shall request, in form and substance satisfactory to such Purchaser, or the Program Administrator, as the case may be, whereby the Parent agrees to hold such Purchaser or the Program Administrator, as the case may be, harmless from any and all liabilities, costs and expenses which may arise as a consequence of such contest; (iv) the Parent shall have furnished such Purchaser or the Program Administrator, as the case may be, with an opinion, in form and scope reasonably satisfactory to such Purchaser or the Program Administrator, as the case may be, of counsel reasonably satisfactory to such Purchaser or the Program Administrator, as the case may be, that there is a meritorious basis for such contest; (v) the contest of such Tax or Other Tax may be conducted in a manner which does not affect the liability of such Purchaser or the Program Administrator, as the case may be, for any tax not indemnified by Parent; (vi) the contest of such Tax or Other Tax can be separated from any contest of any other tax in respect of which the Parent has not indemnified such Purchaser or the Program Administrator, as the case may be, without prejudicing such Purchaser's or the Program Administrator's, as the case may be, ability to deal with or otherwise contest such other liability; and (vii) such Purchaser or the Program Administrator, as the case may be, has not waived its right to indemnification by the Parent in respect of such Tax or Other Tax. The Parent shall keep such Purchaser or the Program Administrator, as the case may be, fully advised on a current basis concerning any such contest, and, without limiting the foregoing: (a) the Parent shall give such Purchaser or the Program Administrator, as the case may be, reasonable notice of and a reasonable opportunity to be present in person or by counsel at any proceeding in connection therewith; (b) the Parent shall give such Purchaser or the Program Administrator, as the case may be, notice of any proposed filings or papers to be served or filed by the Parent in connection with any such proceedings and a reasonable opportunity to comment upon them; and (c) the Parent shall promptly supply such Purchaser or the Program Administrator, as the case may be, with copies of any filings or papers served upon the Parent in connection with such proceedings; it being understood that such Purchaser or the Program Administrator, as the case may be, shall bear its own costs incurred in connection with any participation by such Purchaser or the Program Administrator, as the case may be, or its counsel in the contest as contemplated by this sentence.

          (g) Without prejudice to the survival of any other agreement of the Parent, hereunder, the agreements and obligations of the Parent contained in this Section 9.05 shall survive the termination of this Agreement.

          Section 9.06.  Execution in Counterparts.  This Agreement and each
                         -------------------------
other Program Document may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

          Section 9.07.  Binding Effect; Assignment.  This Agreement and the
                         --------------------------
various representation and covenants set forth herein shall be binding upon the parties hereto and their respective successors and assigns, and inure to the benefit of the parties hereto and their respective Investors, successors and assigns. No Federated Entity shall assign its rights or obligations hereunder or under any other Program Document or in connection herewith or therewith or any interest herein or therein (voluntarily, or by operation of law or otherwise) without the Program Administrator's and the Purchasers' prior written consent. This Agreement and the Program Administrator's and the Purchasers' rights herein, and in the Purchased Portfolio Assets, the Program Collections and the Ancillary Rights with respect thereto shall be assignable, in whole or in part, by the Purchasers and the Program Administrator and their respective successors and assigns.

          Section 9.08.  Governing Law; Submission to Jurisdiction.  (a) THIS
                         -----------------------------------------
AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

          (b) Each of the Seller, the Transferor, the Parent and the Distributor hereby irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York and to the non-exclusive jurisdiction of any Federal Court of the United States located in the southern district of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any other Program Document or any of the transactions contemplated hereby or thereby.

          Section 9.09.  Severability of Provisions.  Any provision of this
                         --------------------------
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 9.10.  Confidentiality.  Unless otherwise required by
                         ---------------
Applicable Law, the parties hereto agree to maintain the confidentiality of the Program Documents (and all drafts hereof and thereof) other than the Transfer Agreement, the Distributor's Contracts, the Shareholder Servicer's Agreements, the Advisory Agreements, the Distribution Plans and the Prospectuses and the transactions contemplated thereby, and all information disclosed by the parties pursuant to or in connection with the Program Documents, in communications with third parties and otherwise; provided, that such documents and information may
                             --------
be disclosed (i) to assignees, participants and potential assignees and participants of the Purchasers and the Program Administrator provided that confidentiality commitments similar hereto from such third parties are obtained by the appropriate Purchaser or the Program Administrator, (ii) to third parties to the extent such disclosure is consented to in writing by all parties to this Agreement (which consent shall not be unreasonably withheld) and such disclosure is made pursuant to a written confidentiality agreement in form and substance substantially identical to this Section 9.10, (iii) the officers, partners, directors and employees, legal counsel and internal and external auditors of the parties hereto, (iv) as the Program Administrator or the Purchaser may deem necessary or appropriate in connection with any Placement or its warehouse financing arrangements and (v) in connection with any litigation or the protection or enforcement of a party's rights and remedies under or relating to the Program Documents; provided, further, that any disclosure of financial
                       --------  -------
statements of the Parent or the Distributor pursuant to clause (iv) to Investors or rating agencies will be (a) limited to statements of financial position, or
(b) available for review at the Program Administrator's office, or (c) subject to the consent of the Parent, such consent not to be unreasonably withheld.

          Section 9.11.  Intent of Agreement.  It is the intention of this
                         -------------------
Agreement and the Purchase Agreements that each purchase of Purchased Portfolio Assets hereunder shall convey to the applicable Purchaser an undivided 100% ownership interest in such Purchased Portfolio Assets on the Purchase Date therefor and that such transactions shall constitute a True Sale and not a secured loan. If, notwithstanding such intention, any conveyance of Purchased Portfolio Assets from the Seller to a Purchaser shall ever be recharacterized as a secured loan and not a sale, it is the intention of this Agreement and the Purchase Agreements that such agreements shall constitute collectively a security agreement under Applicable Law, and that the Seller shall be deemed to have granted to such Purchaser, and hereby does so grant, a duly perfected first priority security interest in all of the Seller's right, title and interest in, to and under such Purchased Portfolio Assets free and clear of any Adverse Claim. Each party hereto represents and warrants that it has executed and delivered the Program Documents and agreed to participate in the transactions contemplated thereby in reliance on the formation and treatment of the Seller as a legal entity separate from any other Federated Entity or other Person.

          Section 9.12.  Continuing Obligations.  Notwithstanding any other
                         ----------------------
provision of this Agreement or the other Program Documents, to the extent that any obligation of the Federated Entities under, pursuant to and in connection with the Purchased Portfolio Assets remains unperformed or executory, the Federated Entities shall be obligated to perform such obligation to the same extent as if the purchase and sale contemplated hereby had not taken place, and the Purchasers and the Program Administrator shall not be required or obligated in any manner to perform or fulfill any of the obligations of the Federated Entities under, pursuant to or in connection with any Purchased Portfolio Assets.

          Section 9.13.  Limited Liability.  (a) The parties to this Agreement
                         -----------------
are expressly put on notice of and hereby expressly agree to the limitation of liability as set forth in the Declaration of Trust of the Parent and agree that the obligations assumed by the Parent pursuant to this Agreement and the other Program Documents be limited in any case to the trust and its assets. The parties to this Agreement shall not seek satisfaction of any obligation of the Parent under this Agreement or any other Program Document from any of the shareholders of the trust, the trustees, officers or agents of those entities, or any of them, except as contemplated under the Declaration of Trust of the Parent.

          (b) The Parties to this Agreement are expressly put on notice of and hereby expressly agree to the limitation of liability as set forth in the Trust Agreement of the Initial Purchaser and agree that the obligations assumed by the Initial Purchaser pursuant to this Agreement and the other Program Documents be limited in any case to the trust and its assets. Nothing herein shall be construed as creating any liability of the entity serving as Trustee of the trust, individually or personally, to perform any covenant either expressed or implied contained in any of the Program Documents all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under such parties. The parties to this Agreement shall not seek satisfaction of any obligation of the Initial Purchaser under this Agreement or any other Program Document from any of the shareholders of the trust, the trustees, directors, officers, employees or agents of those entities, or any of them, except as contemplated under the Trust Agreement of the Initial Purchaser, as the case may be.

          (c) None of the Federated Entities (other than the Parent), nor any shareholder, officers or agents of any thereof, shall be liable hereunder or under the other Program Documents for the obligations of the Seller, and the other parties hereto and thereto shall look solely to the assets of the Seller for the payment of any claim hereunder or thereunder for the performance of the obligations of the Seller, except to the extent expressly set forth herein or in any other Program Document.

          Section 9.14.  Merger.  The Program Documents taken as a whole
                         ------
incorporate the entire agreement between the parties thereto concerning the subject matter thereof. The Program Documents supersede any prior agreements among the parties relating to the subject matter thereof.

          Section 9.15.  Further Acts.  Each party agrees that at any time, and
                         ------------
from time to time, it will do all such things and execute and deliver all such instruments, assignments, other documents and assurances, as such other party or its counsel reasonably deems necessary or desirable in order to carry out the express intent, purpose and conditions of this Agreement and the other Program Documents and the transactions contemplated hereby and thereby, and without limiting the generality of the foregoing, to the extent permitted by Applicable Law, upon the Program Administrator's written request from time to time, the Parent, the Distributor and the Seller shall make, execute, acknowledge and deliver and file and record in the proper filing and recording places all such instruments, and take all such actions, as the Program Administrator may reasonably deem necessary or advisable for assuring or confirming to each Purchaser its rights and interest in and to, and remedies in respect of, the Purchased Portfolio Assets. In addition, the Seller, the Transferor, the Distributor and the Parent, agree to do all things and execute and deliver all instruments, assignments, other documents and assurances, as the Program Administrator or its counsel reasonably deems necessary to permit each Purchaser to convey any portion of its right, title and interest in the Purchased Portfolio Assets and the Program Documents in connection with any assignment by such Purchaser permitted by this Agreement and the other Program Documents.

          Section 9.16.  Specific Performance; Other Rights and Remedies.  The
                         -----------------------------------------------
parties hereto recognize that certain of their rights under this Agreement and the other Program Documents are unique and, accordingly, the parties hereto shall, in addition to such other remedies as may be available to any of them at law or in equity or under this Agreement and the other Program Documents, have the right to enforce their rights hereunder and thereunder by actions for injunctive permitted relief and specific performance to the extent permitted by Applicable Law. The rights and remedies of the Program Administrator and the Purchasers under this Agreement and the other Program Documents are cumulative and are not in lieu of, but are in addition to, any other rights and remedies which the Program Administrator and the Purchasers may have under or by virtue of any Applicable Law, or in equity, or any other agreement or obligations to which the Program Administrator and such Purchaser is a party. The rights and remedies of the Program Administrator and the Purchasers under this Agreement and the other Program Documents may be exercised from time to time and as often as such exercise is deemed expedient. Without limiting the generality of the foregoing, the Seller acknowledges and agrees that it will be impossible to measure in money the damage to the Program Administrator or the Purchasers in the event of a breach of any of the terms and provisions of this Agreement or any other Program Document, and that, in the event of any such breach, the Program Administrator and the Purchasers may not have an adequate remedy at law, although the foregoing shall not constitute a waiver of any of the Program Administrator's or the Purchasers' rights, powers, privileges and remedies against or in respect of a breaching party, any collateral or any other Person or thing under this Agreement, any other Program Document or Applicable Law. It is therefore agreed that each of the Program Administrator and the Purchasers, in addition to all other such rights, powers, privileges and remedies that it may have, shall be entitled to injunctive relief, specific performance or such other equitable relief as it may request to exercise or otherwise enforce any of the terms of those provisions and to enjoin or otherwise restrain any act prohibited thereby, and the Seller shall not argue and hereby waives any defense that there is an adequate remedy available at law.

          Section 9.17.  No Proceedings.  Each Party agrees that it will not
                         --------------
institute against the Seller or the Purchasers, or join any other Person in instituting against Seller or Purchasers, any insolvency proceeding (including any proceeding of the type described in Section 6.01(e)). The foregoing shall not limit the right of any Party to file any claim in or otherwise take any action in any insolvency proceeding that was instituted against Seller or Purchasers by any other Person.

          Section 9.18.  Additional Funds.  Unless an Event of Termination (or
                         ----------------
an event which, with the passage of time or notice, or both, would constitute an Event of

Termination) shall have occurred and be continuing, the Seller may request that an Additional Eligible Fund become a "Fund" under this Agreement on the Addition Effective Date for such Additional Eligible Fund. On and as of such Addition Effective Date, (i) each Additional Eligible Fund shall become a Fund hereunder,
(ii) the Program Documents (including Schedule I to the Master Agreement) shall be deemed to be supplemented to reflect such addition, and (iii) any reference in this Agreement to any change or modification since the date of this Agreement to the distributor's contract, distribution plan, principal shareholder servicer's agreement, advisory agreement, prospectus or contingent deferred sales charge arrangement in respect of such Additional Eligible Fund shall be deemed to refer to any change or modification thereof since such Addition Effective Date.

          The term "Addition Effective Date" shall mean with respect to any Additional Eligible Fund, the first date on which all of the following conditions shall have been satisfied:

            (i) the Program Administrator shall have received a fully executed Additional Eligible Fund Addendum, together with such signed opinions of counsel to the applicable Company, the Distributor, the Transferor, the Seller and the Parent, each dated a date reasonably near the Addition Effective Date, as the Program Administrator shall have reasonably requested, all in form, scope and substance satisfactory to the Program Administrator;

            (ii) the Program Administrator shall have received such instruments, certificates and documents regarding the addition of such Additional Eligible Fund from the Distributor, the Transferor, the Parent, the Seller and the applicable Company as the Program Administrator shall reasonably request; and

            (iii) the Program Administrator shall have received evidence satisfactory to it that (a) the conditions in respect of such Additional Eligible Fund set forth in Section 3.02 of this Agreement immediately after the Addition Effective Date shall be satisfied, and (b) that on such Addition Effective Date the Portfolio Assets relating to such Additional Eligible Fund shall constitute Eligible Portfolio Assets.

          Section 9.19.  Trust Capacity.  In executing and delivering this
                         --------------
Agreement and any other Program Document, Wilmington Trust Company acts solely as Owner Trust of PLT Finance Trust 1997-1 and not in any individual capacity, and all persons having any claim against Wilmington Trust Company by reason of the transactions contemplated hereby shall not have any recourse to Wilmington Trust Company in its individual capacity.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         FEDERATED INVESTORS


                         By: /s/ Thomas R. Donahue
                             -------------------------
                         Name:   Thomas R. Donahue
                         Title:     Vice President



                         FEDERATED FUNDING 1997-1, INC.


                         By: /s/ Thomas R. Donahue
                            ---------------------------
                         Name:   Thomas R. Donahue
                         Title:     Vice President



                         FEDERATED INVESTORS MANAGEMENT
                          COMPANY


                         By: /s/ Thomas R. Donahue
                            ---------------------------
                         Name:   Thomas R. Donahue
                         Title:     Vice President



                         FEDERATED SECURITIES CORP.


                         By: /s/ Byron F. Bowman
                            ---------------------------
                         Name:   Byron F. Bowman
                         Title:    Vice President

                         WILMINGTON TRUST COMPANY,
                         not in its individual capacity
                         but solely as Owner Trustee of the
                         PLT FINANCE TRUST 1997-1 as Initial
                         Purchaser


                         By: /s/ Debra Eberly
                             ----------------
                         Name:  Debra Eberly
                         Title:  Administrative Account Manager



                         PLT FINANCE, L.P.
                         By:  PLT Finance, Inc.,
                             General Partner


                         By: /s/ William P. Henson
                             ---------------------
                         Name:  William P. Henson
                         Title:  Vice President and Treasurer



                         PUTNAM, LOVELL & THORNTON INC.,
                         as Program Administrator


                         By: /s/ Robert T. Fleisher
                             ----------------------
                         Name:  Robert T. Fleisher
                         Title:  Vice President



                         BANKERS TRUST COMPANY, not in its individual capacity but solely as
                         Funding and Collection Agent


                         By: /s/ Louis Bodi
                             --------------
                         Name:  Louis Bodi
                         Title:  Vice President

01740009.AQ4
918

                                                                      Schedule I
                                                                         To
                                                                Master Agreement

                  COMPANIES, FUNDS SHARES AND RELATED MATTERS
                  -------------------------------------------


COMPANY:
-------

                                                   SHARES
                                                   ------

Federated American Leaders Fund, Inc.              Class B

Federated Equity Funds

     FUNDS                                         SHARES
     -----                                         ------

     1.    Federated Aggressive Growth Fund        Class B

     2.    Federated Growth Strategies Fund        Class B

     3.    Federated Small Cap Strategies Fund     Class B

     4.    Federated Capital Appreciation Fund     Class B

COMPANY:
-------

Federated Equity Income Fund, Inc.                 Class B

Federated Fund for U.S Government
 Securities, Inc.                                  Class B

Federated Government Income
 Securities, Inc.                                  Class B

Federated High Income Bond Fund, Inc.              Class B

Federated Municipal Opportunities
 Fund, Inc.                                        Class B

Federated Municipal Securities Fund, Inc.          Class B

Federated Stock and Bond Fund, Inc.                Class B

Federated Utility Fund, Inc.                       Class B

Fixed Income Securities, Inc.

     FUNDS                                         SHARES
     -----                                         ------

     1.   Federated Strategic Income Fund          Class B


COMPANY:
-------

International Series, Inc.

     FUNDS                                         SHARES
     -----                                         ------

     1.   Federated International Equity Fund      Class B

     2.   Federated International Income Fund      Class B


COMPANY:
-------

Investment Series Funds, Inc.

     FUNDS                                         SHARES
     -----                                         ------

     1.   Federated Bond Fund                      Class B


COMPANY:
-------

Liberty U.S. Government Money Market Trust         Class B

Municipal Securities Income Trust

     FUNDS                                         SHARES
     -----                                         ------

     1.   Federated Pennsylvania Municipal
           Income Fund                             Class B


COMPANY:
-------

World Investment Series, Inc.

     FUNDS                                         SHARES
     -----                                         ------

     1.    Federated World Utility Fund            Class B

     2.    Federated Asia Pacific Growth Fund      Class B

     3.    Federated Emerging Markets Fund         Class B

     4.    Federated European Growth Fund          Class B

     5.    Federated International Small
           Company Fund                            Class B

     6.    Federated Latin American Growth Fund    Class B

     7.    Federated International High Income
           Fund                                    Class B

     8.    Federated International Growth Fund     Class B

                                                  SCHEDULE II
                                                  to
                                                  the Federated Investors
                                                  Program Master Agreement


                         PROGRAM ALLOCATION PROCEDURES


          Program Collections in respect of Portfolio Assets which constitute Contingent Deferred Sales Charges, Asset Based Sales Charges and Shareholder Servicing Fees related to Shares of each Fund shall be allocated by the Program Administrator among the Initial Purchaser, the Revolving Purchaser and the Seller in accordance with this Schedule II.

          Defined terms used in this Schedule II and not otherwise defined herein shall have the meaning assigned to them in Schedule X to the Master Agreement. As used herein the following terms shall have the meanings indicated:

          "Commission Share", means in respect of any Fund, each Share of such
           ----------------
Fund, other than an Omnibus Share, which is issued under circumstances which would normally give rise to an obligation of the holder of such Share to pay a Contingent Deferred Sales Charge upon redemption of such Share (including, without limitation, any Share of such Fund issued in connection with a Permitted Free Exchange) and any such Share shall continue to be a Commission Share of such Fund prior to the redemption (including a redemption in connection with a Permitted Free Exchange) or conversion of such Share, even though the obligation to pay the Contingent Deferred Sales Charge may have expired or conditions for waivers thereof may exist.

          "Date of Original Issuance" means in respect of any Commission Share,
           -------------------------
the date with reference to which the amount of the Contingent Deferred Sales Charge payable on redemption thereof, if any, is computed.

          "4% Commission Assets" means, in respect of all Funds, as of any date,
           --------------------
the sum of: (a) in respect of all Shares of all Funds sold by Selling Agents listed on Exhibit II which have always sold Shares only on a 4% sales commission basis, the aggregate Net Asset Value as of such date of all outstanding Shares of all Funds sold by such Selling Agents or derived from such Shares by dividend reinvestment, free exchanges or otherwise and (b) in respect of all Shares of all Funds sold by all other Selling Agents listed on Exhibit II, the aggregate Net Asset Values (as of the respective Dates of Original Issuance) of all Commission Shares and Omnibus Shares sold by such Selling Agents on a 4% sales commission basis which were issued on or prior to such date and which have not been converted to Class A Shares pursuant to a Permitted Conversion Feature.

          "Free Share" means, in respect of any Fund, each Share of such Fund,
           ----------
other than a Commission Share or Omnibus Share (including, without limitation, any Share issued in connection with the reinvestment of dividends or capital gains).

          "Inception Date" means in respect of any Fund, the first date on which
           --------------
such Fund issued Shares.

          "Net Asset Value" means, (i) with respect to any Fund, as of the date
           ---------------
any determination thereof is made, the net asset value of such Fund computed in the manner such value is required to be computed by such Fund in its reports to its shareholders, and (ii) with respect to any Share of such Fund as of any date, the quotient obtained by dividing: (A) the net asset value of such Fund (as computed in accordance with clause (i) above) allocated to Shares of such Fund (in accordance with the constituent documents for such Fund) as of such date, by (B) the number of Shares of such Fund outstanding on such date.

          "Omnibus Share" means, in respect of any Fund, a commission share sold
           -------------
by one of the Selling Agents listed on Exhibit I. If, subsequent to closing of the Program, the Program Administrator reasonably determines that the Seller's Transfer Agent is able to track all commission shares sold by any of the Selling Agents listed on Exhibit I in the same manner as Commission Shares are currently tracked in respect of Selling Agents not listed on Exhibit I, then Exhibit I shall be amended to delete such Selling Agent from Exhibit I so that commission shares sold by such Selling Agent will thereafter be treated as Commission Shares.

PART I:  ATTRIBUTION OF SHARES
------------------------------

          Shares of each Fund, which are outstanding from time to time, shall be attributed to the Initial Purchaser, the Revolving Purchaser and the Seller in accordance with the following rules;

          (1)  Commission Shares:
               -----------------

          (a) Commission Shares attributed to the Initial Purchaser shall be Commission Shares related to Portfolio Assets acquired by the Initial Purchaser, the Date of Original Issuance of which occurred on or after the Inception Date of such Fund and on or prior to the Initial Purchase Cut-Off Date.

          (b) Commission Shares attributed to the Revolving Purchaser shall be Commission Shares related to Portfolio Assets acquired by the Revolving Purchaser, the Date of Original Issuance of which occurs after the Initial Purchase Cut-Off Date and on or prior to the last Purchase Cut-Off Date.

          (c) Commission Shares attributable to the Seller shall be Commission Shares, the Date of Original Issuance of which occurs after the last Purchase Cut-Off Date.

          (d) A Commission Share of a particular Fund (the "Issuing Fund")
                                                            ------------
issued in consideration of the investment of proceeds of the redemption of a Commission Share of another Fund (the "Redeeming Fund") in connection with a
                                       --------------
Permitted Free Exchange, is deemed to have a Date of Original Issuance identical to the Date of Original Issuance of the Commission Share of the Redeeming Fund and any such Commission Share will be attributed to the Initial Purchaser, the Revolving Purchaser or the Seller based upon such Date of Original Issuance in accordance with rules (a), (b) and (c) above.

          (e) A Commission Share redeemed other than in connection with a Permitted Free Exchange or converted to a Class A share is attributable to the Initial Purchaser, Revolving Purchaser or Seller based upon the Date of Original Issuance in accordance with rule (a), (b), (c) and (d) above.

          (2)  Omnibus Shares:
               --------------

          Omnibus Shares of a Fund outstanding on any date shall be attributed to the Initial Purchaser, Revolving Purchaser or Seller, as the case may be, in the same proportion that outstanding Commission Shares of such Fund are attributed to it on such date.

          (3)  Free Shares:
               -----------

          Free Shares of a Fund outstanding on any date shall be attributed to the Initial Purchaser, Revolving Purchaser or Seller, as the case may be, in the same proportion that the Commission Shares of such Fund outstanding on such date are attributed to it on such date.


PART II:  ALLOCATION OF CONTINGENT DEFERRED SALES CHARGES ("CDSCS")
-------------------------------------------------------------------


          (1) CDSCs Related to the Redemption of Commission Shares:
              ----------------------------------------------------

          CDSCs in respect of the redemption of Commission Shares shall be allocated to the Initial Purchaser, Revolving Purchaser or Seller depending upon whether the related redeemed Commission Share is attributable to the Initial Purchaser, Revolving Purchaser or Seller, as the case may be, in accordance with
Part I above.

          (2) CDSCs Related to the Redemption of Omnibus Shares:
              -------------------------------------------------

          Aggregate CDSCs in respect of the redemption of Omnibus Shares of all Funds during any period shall be allocated to the Initial Purchaser, Revolving Purchaser or Seller in the same proportion that aggregate CDSCs related to Commission Shares of all Funds during such period were allocated to each thereof.

PART III:  ALLOCATION OF ASSET BASED SALES CHARGES
--------------------------------------------------

          Assuming that the Asset Based Sales Charge remains constant over time and among Funds so that Part VI hereof does not become operative:

          (1) The portion of the aggregate Asset Based Sales Charges accrued in respect of all Shares of all Funds during any calendar month allocable to the Initial Purchaser, Revolving Purchaser or Seller is determined by multiplying the total of such Asset Based Sales Charges by the following fraction:

                                 (A + C)/2
                                 _________
                                 (B + D)/2

where:

A = The aggregate Net Asset Value of all Shares of all Funds attributed to the Initial Purchaser, the Revolving Purchaser or the Seller, as the case may be, and outstanding at the beginning of such calendar month

B = The aggregate Net Asset Value of all Shares of all Funds at the beginning of such calendar month

C = The aggregate Net Asset Value of all Shares of all Funds attributed to the Initial Purchaser, the Revolving Purchaser or the Seller, as the case may be, and outstanding at the end of such calendar month

D = The aggregate Net Asset Value of all Shares of all Funds at the end of such calendar month

          (2) If the Program Administrator reasonably determines that the Transfer Agent is able to produce automated monthly reports which allocate the average Net Asset Value of the Commission Shares (or all Shares if available) of all Funds among the Initial Purchaser, Revolving Purchaser and Seller in a manner consistent with the methodology detailed in Part I and Part III(1) above, the portion of the Asset Based Sales Charges accrued in respect of all Shares of all Funds during a particular calendar month will be allocated to the Initial Purchaser, the Revolving Purchaser or the Seller by multiplying the total of such Asset Based Sales Charges by the following fraction:

                                 (A)/(B)

where:

A = Average Net Asset Value of all the Commission Shares (or all Shares if available) of all Funds for such calendar month attributed to the Initial Purchaser, the Revolving Purchaser or the Seller, as the case may be

B = Total average Net Asset Value of all Commission Shares (or all Shares if available) of all Funds for such calendar month

PART IV:  ALLOCATION OF SHAREHOLDER SERVICING FEES
--------------------------------------------------

          The portion of the Shareholder Servicing Fees accrued in respect of all Shares of all of the Funds during a particular calendar month and allocable to the Initial Purchaser and the Revolving Purchaser is determined by the following formula:

                                 (A - (E x ((C + D)/2))) x B

where:

A = Shareholder Servicing Fees accrued in respect of all Shares of all of the Funds during a particular calendar month

B = fraction referred to in Part III (1) for such calendar month, in respect of the Initial Purchaser or the Revolving Purchaser, as the case may be

C = 4% Commission Assets of all Funds as of the beginning of such calendar month

D =       4% Commission Assets of all Funds as of the end of such calendar month

E = .25% times a fraction the numerator of which is the number of days in such calendar month and the denominator of which is 365

          The remainder of such Shareholder Servicing Fees accrued in respect of a Fund during a particular calendar month and not allocated to the Initial Purchaser or Revolving Purchaser shall be allocated to the Seller.

PART V:  ALLOCATION OF OTHER AMOUNTS (IF ANY)
---------------------------------------------

          The allocation of amounts such as expense and indemnity payments shall be accomplished in the following manner:

          1. The Program Administrator will determine whether any such amounts are intended to (i) be distributed in a manner similar to Program Collections ("Receivable Reimbursement Payment"), or (ii) reimburse a particular Person for
  --------------------------------
specific losses, cost, damages or other expenses other than losses for which a Receivable Reimbursement Payment is being made ("Expense Payments").
                                                 ----------------

          2. Receivable Reimbursement Payments shall be allocated as nearly as possible in the same manner as the Collections in respect of the Shares to which they related would be allocated as provided in Parts I through IV of this
Schedule II; provided, that, if any such payment by a particular payor is not
             --------  ----
sufficient to replace the full amount required to be replaced by such payment, such payment shall be allocated to each person to which the amount replaced would have been allocated as nearly as practicable in the proportion that the full amount of indemnification required to be made to such indemnitee from such payor bears to the total amount of indemnification required to be made to all such indemnitees from such payor.

PART VI:  ADJUSTMENT OF THE INITIAL PURCHASER'S
-----------------------------------------------
PORTION, THE REVOLVING PURCHASER'S PORTION
------------------------------------------
AND THE SELLER'S PORTION
------------------------

          The Parties to the Program Documents recognize that, if the terms of any Distributor's Contract, any Principal Shareholder Servicer's Agreement, any Distribution Plan, any Prospectus, the Conduct Rules or any other Applicable Law change disproportionately reduces, in a manner inconsistent with the intent of the Program Documents, the amount of the Initial Purchaser's Portion, the Revolving Purchaser's Portion or the Seller's Portion that would have been payable on any Monthly Settlement Date had no such change occurred, the definitions of the Initial Purchaser's Portion, the Revolving Purchaser's Portion and/or the Seller's Portion in respect of the Shares relating to such Fund shall be adjusted by agreement among the Initial Purchaser, the Revolving Purchaser, the Seller, the Program Administrator and the Funding and Collection Agent; provided, however, if the Initial Purchaser, the Revolving Purchaser, the
       --------  -------
Seller, the Program Administrator and the Funding and Collection Agent cannot agree within thirty (30) days after the date of any such change in Applicable Laws or in any Distributor's Contract, any Principal Shareholder Servicer's Agreement, Distribution Plan, Prospectus or the Conduct Rules, the Parties shall submit the question to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and the decision reached by the arbitrator shall be final and binding on the Parties hereto. The Funding and Collection Agent shall be notified promptly in writing by the Program Administrator of any adjustment in the Initial Purchaser's Portion, the Revolving Purchaser's Portion or the Seller's Portion or of any arbitration award pursuant to this Part VI.

                                 EXHIBIT I TO
                         PROGRAM ALLOCATION PROCEDURES

                SELLING AGENTS CURRENTLY OFFERING OMNIBUS SHARES


1.     Merrill Lynch, Pierce, Fenner & Smith Incorporated
2.     Core-Link

                                 EXHIBIT II TO
                         PROGRAM ALLOCATION PROCEDURES

                    SELLING AGENTS CURRENTLY SELLING SHARES
                        UNDER A 4% COMMISSION STRUCTURE

                                                                 Schedule III
                                                                    To
                                                              Master Agreement


                          BANKRUPTCY REMOTE COVENANTS
                          ---------------------------


          The Seller shall, and the Parent shall cause the Seller to:

          1.  maintain books and records separate from any other Person;

          2.  maintain its accounts separate from any other Person;

          3.  not commingle assets with those of any affiliate;

          4.  conduct its own business in its own name;

          5.  prepare and maintain separate financial statements;

          6.  pay its own liabilities out of its own funds;

          7.  observe all corporate formalities;

          8.  maintain an arm's-length relationship with its affiliates;

          9. not guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others;

          10.  not acquire obligations or securities of its shareholders;

          11. allocate fairly and reasonably any overhead for shared office space, if any;

          12.  use separate stationery, invoices, and checks;

          13. not pledge its assets for the benefit of any other Person or make any loans or advances to any Person;

          14.  hold itself out as a separate entity;

          15. correct any known misunderstanding regarding its separate identity;

          16. maintain adequate capital in light of its contemplated business operations, including an initial capital contribution by FII Holdings Inc. of $25,000;

          17. ensure that its certificate of incorporation shall: (a) limit its corporate purposes to the performance of its obligations under the Program Documents and activities incidental thereto, including the ownership of the beneficial interest in the Initial Purchaser; (b) prohibit it from incurring Debt, other than in connection with the activities described in (a); (c) require that it have at least one duly appointed Independent Director; (d) require the unanimous consent of its directors to: (i) institute bankruptcy or insolvency proceedings, (ii) dissolve, liquidate, consolidate, merge, or sell all, or substantially all, of its assets, (iii) engage in any activity other than that specified in (a) above or (iv) amend its certificate of incorporation; and (e) require that the directors consider the interests of the Purchasers and creditors in connection with all corporate actions;

          18. not permit the Distributor or the Transferor to have any equity or other ownership interest, direct or indirect, in it; and

          19. not conduct its daily business such that it requires management by any other Federated Entity or other Person.

                                     (ii)

                                                              Schedule IV
                                                                   To
                                                            Master Agreement

                   CONTINGENT DEFERRED SALES CHARGE SCHEDULE
                   -----------------------------------------


     Years from
Fund Shares Purchase                   CDSC Rate
--------------------                   ---------

        0-1                                 5.50%
        1-2                                 4.75
        2-3                                  4.0
        3-4                                  3.0
        4-5                                  2.0
        5-6                                  1.0
        6+                                   0.0


                                                              Schedule V
                                                                   To
                                                            Master Agreement


                       SCHEDULE OF TRANSFERABLE NASD CAP

           If the number of calendar months which have passed since the Date of Original Issuance of the Share of th Redeeming Fund redeemed in connection with a Permitted Free Exchange falls in a given range of calendar months indicated in Column I below, the amount by which the Maximum Aggregate Sales Charge Allowable in respect of the Issuing Fund must be increased as a result of such Free Exchange is the percentage set forth in Column II below directly opposite such range of calendar months in Column I of the date of redemption Net Asset Value of the Share of the Redeeming Fund so redeemed.

        I                              II
CALENDAR MONTHS                   PERCENTAGE
---------------                   ----------

  0 to 12                            5.90%
 13 to 24                            5.25%
 25 to 36                            4.60%
 37 to 48                            4.00%
 49 to 60                            3.40%
 61 to 72                            2.90%
 73 to 84                            2.50%
 85 to 96                            2.00%
 97 or more                             0%

                                                                Schedule X
                                                                     To
                                                             Master Agreement

                      RULES OF CONSTRUCTION; DEFINITIONS
                      ----------------------------------

                           [Distributed Separately]